      As filed with the Securities and Exchange Commission on June 24, 2003

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                  TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     ------

                    FLORIDA                            HEALTH EXPRESS USA, INC.                        65-0847995
(State or Other Jurisdiction of Incorporation     (Name of Registrant in Our Charter)     (I.R.S. Employer Identification No.)
               or Organization)
                                                                                                      DOUGLAS BAKER
     1761 HILLSBORO BOULEVARD, SUITE 203                         5812                             HEALTH EXPRESS, INC.
        DEERFIELD BEACH, FLORIDA 33442               (Primary Standard Industrial          1761 HILLSBORO BOULEVARD, SUITE 203
                (954) 570-5900                        Classification Code Number)               DEERFIELD BEACH, FL 33442
  (Address and telephone number of Principal                                                         (954) 570-5900
   Executive Offices and Principal Place of                                          (Name, address and telephone number of agent
                   Business)                                                                         for service)
                                                                Copies to:
          Clayton E. Parker, Esq.                                                                  Harris C. Siskind, Esq.
         Kirkpatrick & Lockhart LLP                                                              Kirkpatrick & Lockhart LLP
    201 S. Biscayne Boulevard, Suite 2000                                                   201 S. Biscayne Boulevard, Suite 2000
            Miami, Florida 33131                                                                    Miami, Florida 33131
               (305) 539-3300                                                                          (305) 539-3300
       Telecopier No.: (305) 358-7095                                                          Telecopier No.: (305) 358-7095


     Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [CHECK MARK]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                        CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                                               PROPOSED
                                                                           PROPOSED            MAXIMUM
                                                                            MAXIMUM           AGGREGATE         AMOUNT OF
         TITLE OF EACH CLASS OF                  AMOUNT TO BE            OFFERING PRICE        OFFERING        REGISTRATION
      SECURITIES TO BE REGISTERED                REGISTERED                PER SHARE(1)        PRICE(1)            FEE
==================================================================================================================================
Common Stock, par value $0.01 per share          7,200,000 shares(2)         $0.50         $3,600,000.00         $331.20
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                            7,200,000 shares            $0.50         $3,600,000.00         $331.20(3)
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of June 18, 2003.

(2) Of these shares, 5,145,186 are being registered under the Equity Line of Credit, which includes shares issued to a placement agent, and 1,845,290 are being registered under the convertible debentures and 200,000 shares are being registered by a consultant.

(3) This fee was paid at the time the original Form SB-2 registration statement was filed on April 4, 2003.
                                     ------



          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PROSPECTUS

                                      Subject to completion, dated June 24, 2003

                            HEALTH EXPRESS, USA INC.

                        7,200,000 SHARES OF COMMON STOCK

          This prospectus relates to the sale of up to 7,200,000 shares of Health Express USA, Inc.'s common stock by certain persons who are stockholders of Health Express and Cornell Capital Partners, L.P. ("Cornell Capital Partners") who is beneficially a stockholder of Health Express. Please refer to "Selling Stockholders" beginning on page 9. Health Express is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Health Express will, however, receive proceeds from the sale of common stock under the Equity Line of Credit which was entered into between Health Express and Cornell Capital Partners, and no other stockholders. All costs associated with this registration will be borne by Health Express. Health Express has agreed to allow Cornell Capital Partners to retain 5% of the proceeds raised under the Equity Line of Credit was more fully described below.

          The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On June 17, 2003, the last reported sale price of our common stock was $0.55 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HEXS." These prices will fluctuate based on the demand for the shares of common stock.

          The selling stockholders consists of Cornell Capital Partners, who intends to sell up to 6,990,476 shares of common stock, 5,145,186 of which are under the Equity Line of Credit and 1,845,290 are under convertible debentures, TN Capital Equities, Ltd., who intends to sell up to 9,524 shares of common stock, and Equitilink, LLC who intends to sell up to 200,000 shares of common stock.

          Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners will pay Health Express 95% of, or a 5% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 has been paid in cash from the proceeds of convertible debentures on January 23, 2003 and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. The 5% discount, the 5% retainage fee and the one-time commitment fee
of  $90,000   are  underwriting discounts payable to Cornell Capital Partners.


          Health Express has engaged TN Capital Equities, Ltd., an unaffiliated registered broker-dealer, to advise it in connection with the Equity Line of Credit. TN Capital Equities, Ltd. was paid a fee of 9,524 shares of Health Express' common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003.

          Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

          THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.


          PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.


          With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

          THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is __________ __, 2003.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY ...........................................................................    1
THE OFFERING .................................................................................    2
RISK FACTORS .................................................................................    4
FORWARD-LOOKING STATEMENTS ...................................................................    8
SELLING STOCKHOLDERS .........................................................................    9
USE OF PROCEEDS ..............................................................................   11
DILUTION .....................................................................................   12
EQUITY LINE OF CREDIT ........................................................................   13
PLAN OF DISTRIBUTION .........................................................................   15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ....................................   17
DESCRIPTION OF BUSINESS ......................................................................   27
MANAGEMENT ...................................................................................   31
DESCRIPTION OF PROPERTY ......................................................................   36
LEGAL PROCEEDING .............................................................................   36
PRINCIPAL STOCKHOLDERS .......................................................................   37
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS ................................................   39
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER
STOCKHOLDER MATTERS ..........................................................................   41
DESCRIPTION OF SECURITIES ....................................................................   42
EXPERTS ......................................................................................   43
LEGAL MATTERS ................................................................................   43
HOW TO GET MORE INFORMATION ..................................................................   44
EXHIBIT 5.1 ..................................................................................    1
EXHIBIT 10.29 ................................................................................    1
EXHIBIT 23.2 .................................................................................    1
FINANCIAL STATEMENTS .........................................................................  F-1

---------------------------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY
OVERVIEW

          Health Express USA, Inc. was incorporated in Florida on July 2, 1998 for the purpose of developing a health and gourmet fast food restaurant for franchising. On April 10, 2000, Health Express began operations of its first restaurant, Healthy Bites Grill, in Fort Lauderdale, Florida. Health Express operated the restaurant through a wholly owned subsidiary, Healthy Bites Grill, Inc., incorporated in Florida on January 26, 1999. The restaurant equipment and supplies were sold on September 23, 2002 to an unaffiliated third party buyer. The lease between Health Express and the landlord, which expires on January 31, 2004, was assigned to the buyer, but Health Express remains as a guarantor until January 31, 2004. The restaurant offered eat-in, take out, and drive-thru service. This restaurant proved to be a testing ground in determining, among other factors, consumer menu item preferences, ideal market demographics, kitchen equipment requirements, food pricing guidelines, employee training and labor and sales targets for profitable operations.

          On May 7, 2001, Health Express entered into a lease agreement for a second restaurant in Boca Raton, Florida. The Boca Restaurant started operations on June 24, 2002. Health Express also completed a Uniform Franchise Offering Circular to launch the franchise program on October 1, 2002. Health Express operates the second restaurant through a wholly owned subsidiary, Healthy Bites Grill of Boca, Inc. and franchise operations are conducted through a wholly owned subsidiary, Health Express Franchise Company. Both Healthy Bites Grill of Boca and Health Express Franchise Company were incorporated in Florida on May 7, 2001. Healthy Bites Grill is currently an active corporation but has not conducted business since the sale of the assets on September 23, 2002.

GOING CONCERN

          Health Express' financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Health Express' auditors have included an explanatory paragraph in their auditors' report which references this matter. Management recognizes that Health Express must generate capital and revenue resources to enable it to continue to operate and to start its franchising efforts. Ultimately, Health Express must achieve profitable operations. Management is planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Health Express obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that Health Express will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

ABOUT US

          Our principal office is located at 1761 West Hillsboro Boulevard, Suite 203, Deerfield Beach, Florida 33442. Our telephone number is (954) 570-5900.

                                  THE OFFERING

          This offering relates to the sale of common stock by certain persons who are, or are beneficially deemed to be, stockholders of Health Express. The selling stockholders consists of Cornell Capital Partners, who intends to sell up to 6,990,476 shares of common stock, 5,145,186 of which are under the Equity Line of Credit and 1,845,290 are under convertible debentures, TN Capital Equities, Ltd., who intends to sell up to 9,524 shares of common stock, and Equitilink, LLC, who intends to sell up to 200,000 shares of common stock.

          Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners shares of common stock for a total purchase price of $5 million. The amount of each advance is subject to a maximum advance amount of $100,000, and we may not submit any advance within seven trading days of a prior advance. Cornell Capital Partners will pay Health Express 95% of, or a 5% discount to, the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date. Of each advance made by Health Express, Cornell Capital Partners shall retain 5% of each advance. In addition, Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 has been paid in cash from proceeds of convertible debentures on January 23, 2003 and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.


          We have engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. TN Capital Equities, Ltd. was paid a fee of 9,524 shares of Health Express' common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003. TN Capital Equities, Ltd. is not participating as an underwriter in this offering.


COMMON STOCK OFFERED                               7,200,000 shares by selling  stockholders

OFFERING PRICE                                     Market price

COMMON STOCK OUTSTANDING  BEFORE THE OFFERING1     10,966,563  shares as of June 18,  2003

USE OF PROCEEDS                                    We will not  receive  any  proceeds  of the shares
                                                   offered by the selling stockholders.  Any proceeds
                                                   we receive from the sale of common stock under the
                                                   Equity  Line of  Credit  will be used for  general
                                                   working capital purposes. See "Use of Proceeds.

"RISK FACTORS                                      The  securities  offered  hereby  involve  a  high
                                                   degree of risk and immediate substantial dilution.
                                                   See "Risk Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL             HEXS

---------------

1 Excludes debentures convertible into up to 1,845,290 shares of common stock (assuming a conversion price equal to 80% of $ 0.50), up to 5,145,186 shares of common stock to be issued under the Equity Line of Credit , 2,000,000 warrants with an exercise price of $1.00 per share, 345,000 warrants with an exercise price of $1.50 per share, 38,000 warrants with an exercise price of $2.00 per share, 3,556,800 options with an exercise price of $0.35 per share and 142,366 options with an exercise price of $1.31 per share.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


----------------------------------------------------------------------------------------------------------------------
                                        FOR THE THREE       FOR THE THREE        FOR THE YEAR          FOR THE YEAR
                                         MONTHS ENDED        MONTHS ENDED           ENDED                 ENDED
                                          MARCH 30,           MARCH 31,           DECEMBER 29,         DECEMBER 30,
                                            2003                2002                 2002                  2001
                                       ----------------    ----------------   -----------------       -----------------
STATEMENT OF OPERATION DATA:
-----------------------------------------------------------------------------------------------------------------------
Revenues, net                                209,091                 --         $     470,059        $          --
-----------------------------------------------------------------------------------------------------------------------
Cost of company restaurant sales             228,357             38,755               616,546               105,156
-----------------------------------------------------------------------------------------------------------------------
Total other expenses                         292,027             92,284               691,802             1,006,341
-----------------------------------------------------------------------------------------------------------------------
Loss from operations                        (311,293)          (131,139)             (838,289)           (1,111,497)
-----------------------------------------------------------------------------------------------------------------------
Loss from discontinued operations               --              (50,992)             (222,794)             (266,702)
-----------------------------------------------------------------------------------------------------------------------
Net loss                                    (451,062)          (131,834)           (1,069,054)           (1,375,776)
-----------------------------------------------------------------------------------------------------------------------
Loss per share - basic and diluted             (0.04)             (0.02)                (0.11)                (0.17)
-----------------------------------------------------------------------------------------------------------------------

                                                                 MARCH 31,           DECEMBER 29,        DECEMBER 30,
                                                                   2003                  2002               2001
                                                             ----------------     ------------------    -------------
BALANCE SHEET DATA:
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                     $    65,501           $     7,564         $   211,169
---------------------------------------------------------------------------------------------------------------------
Due from debenture holder                                          69,000                  --                  --
---------------------------------------------------------------------------------------------------------------------
Inventory                                                          13,748                18,907                --
---------------------------------------------------------------------------------------------------------------------
Prepaid expenses and other current assets                           4,783                 6,188              18,221
---------------------------------------------------------------------------------------------------------------------
Assets of discounted operations                                      --                    --                 9,679
---------------------------------------------------------------------------------------------------------------------
  Total current assets                                            153,032                32,659             239,069
---------------------------------------------------------------------------------------------------------------------
Property and equipment, net                                       535,709               567,323             110,172
---------------------------------------------------------------------------------------------------------------------
Deposits                                                           54,475                62,478              62,510
---------------------------------------------------------------------------------------------------------------------
Assets of discounted operations                                      --                    --               221,563
---------------------------------------------------------------------------------------------------------------------
  Total assets                                                    743,216               662,460             633,314
---------------------------------------------------------------------------------------------------------------------
Accounts payable                                                  141,236               111,906               6,547
---------------------------------------------------------------------------------------------------------------------
Accrued liabilities                                               152,643                72,655              50,651
---------------------------------------------------------------------------------------------------------------------
Deferred franchise revenue                                         30,000                  --                  --
---------------------------------------------------------------------------------------------------------------------
Capital leases payable - current                                     --                    --                 9,532
---------------------------------------------------------------------------------------------------------------------
Notes payable - related parties                                   146,660               116,660                --
---------------------------------------------------------------------------------------------------------------------
Liabilities of discounted operations                                3,587                 3,587              19,635
---------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                       474,126               304,808              76,833
---------------------------------------------------------------------------------------------------------------------
Long-term portion - Capital Lease obligation                         --                    --                 5,694
---------------------------------------------------------------------------------------------------------------------
Long-term debt - Convertible Debentures                           250,000                  --                  --
---------------------------------------------------------------------------------------------------------------------
Common stock                                                       10,511                10,368               8,550
---------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                      8,334,325             8,221,968           7,347,867
---------------------------------------------------------------------------------------------------------------------
Accumulated deficit                                            (8,325,746)           (7,874,684)         (6,805,630)
---------------------------------------------------------------------------------------------------------------------
  Total stockholders' equity                                       19,090               357,652             550,787
---------------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                      743,216               662,460             633,314
---------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS


          WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                         RISKS RELATED TO OUR BUSINESS

HEALTH EXPRESS HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE



          Since our inception we have not been profitable and have lost money on both a cash and non-cash basis. For the year ended December 29, 2002, we lost $1,069,054. For the three months ended March 30, 2003, we had a net loss of $451,062. Health Express has not been profitable since inception. Our accumulated deficit was $8,325,746 as at the end of March 30, 2003. Future losses are likely to occur, as we are dependent on spending money to pay for operation of our restaurant and development and marketing of our franchise program. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems despite the closing of our Fort Lauderdale restaurant and the signing of our first franchisee.

HEALTH EXPRESS MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN OPERATIONS


          Unless Health Express can become profitable with the existing sources of funds we have available and our current restaurant and franchising program, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price.

          WE HAVE BEEN THE  SUBJECT OF A GOING  CONCERN  OPINION  FOR OUR FISCAL
YEAR ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001 FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING

          Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 29, 2002 and December 30, 2001, which states that the financial statements raise substantial doubt as to Health Express' ability to continue as a going concern. Our ability to make operations profitable or obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for 12 months with the cash currently on hand, anticipated from our operations and from the equity line provided by Cornell Capital Partners which was signed in March 2003. Based on our current budget assessment, and excluding any acquisitions which may occur in 2003, we believe that we may need to obtain approximately $1.0 million in additional debt or equity capital from one or more sources to fund operations for the next 12 months. These funds are expected to be obtained from the sale of securities, including the sale of stock under the equity line of credit.

          WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 29, 2002 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES


          We had a working capital deficit of $321,094 at March 30, 2003, which means that our current liabilities as of that date exceeded our current assets on March 30, 2003 by $321,094. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 30, 2003 were not sufficient to satisfy all of our current liabilities on that date. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit we may have to raise capital or debt to fund the deficit.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

          Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Health Express will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.


OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

          Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

          o    With a price of less than $5.00 per share;

          o         That are not traded on a "recognized" national exchange;

          o         Whose  prices  are  not  quoted  on  the  NASDAQ   automated
                    quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

          o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

          Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

          Our success largely depends on the efforts and abilities of key executives, including Douglas Baker, our Chief Executive Officer, President, and Marco D'Alonzo, our Chief Operating Officer and Secretary. The loss of the services of Mr. Baker or Mr. D'Alonzo could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. Baker or Mr. D'Alonzo. We also have other key employees that manage our operations and if we were to lose their services, senior management would be required to expend time and energy to replace and train replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number and quality of staff.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

          Health Express has been in business for less than five years and has just signed an agreement with its first franchisee. Based on this limited operating history and the infancy or our franchising program, it is difficult or impossible for us to evaluate our operational and financial performance, or to make accurate predictions about our future performance. While we believe that we have refined our operational systems so that we can offer a true turn-key program to a franchisee, there is no assurance that our franchisee program will be successful or well received by potential franchisees.

                         RISKS RELATED TO THIS OFFERING


FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


          Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 10,966,563 shares of common stock outstanding as of June 18, 2003, 2,527,822 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 8,438,741 shares of common stock which will be held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. In addition, we have issued debentures convertible into up to 1,845,290 shares of common stock (assuming a conversion price equal to 80% of $0.50), 2,000,000 warrants with an exercise price of $1.00 per share, 345,000 warrants with an exercise price of $1.50 per share, 38,000 warrants with an exercise price of $2.00 per share, 3,556,800 options with an exercise price of $0.35 per share and 142,366 options with an exercise price of $1.31 per share.

POSSIBLE LACK OF SUFFICIENT AUTHORIZED SHARES


          There is a possibility that Health Express may not currently have sufficient authorized shares to convert all of the shares of common stock needed under the Equity Line of Credit and a proposal may be required to be placed before the shareholders to facilitate an increase in the number of authorized shares within the next several years. For example, if the price of our common stock fell to $0.10 per share, we would need 52,631,579 shares available to fully utilize the $5 million available under the Equity Line of Credit. Currently we have authorized 50 million shares of common stock, and 10,966,563 shares outstanding. Accordingly, we would need to authorize 13,598,142 additional shares, even without issuing any shares upon conversion of the debenture, to fully utilize the Equity Line of Credit. We would have to solicit proxies from our shareholders to approve any increase in authorized shares.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT


          The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. For example, if the offering occurred on March 30, 2003 at an assumed offering price of $0.456 per share (95% of our lowest closing bid price during the five trading days preceding June 18, 2003), the new stockholders would experience an immediate dilution in the net tangible book value of $0.3178 per share. Dilution per share at prices of $0.342, $0.228 and $0.114 per share would be $0.2394, $0.1610 and $0.0826, respectively.


          As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.


UNDER THE EQUITY LINE OF CREDIT CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

          The common stock to be issued under the Equity Line of Credit will be issued at a 5% discount to the lowest closing bid price for the five days immediately following the notice date of an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE


          The selling stockholders intend to sell in the public market 7,200,000 shares of common stock being registered in this offering. That means that up to 7,200,000 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. The officers and directors of Health Express and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and rule 144 regulations.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE



          In many circumstances the provision of an equity line of credit for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Health Express has not performed in such a manner to show that the equity funds raised will be used to grow Health Express. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Line of Credit, Health Express may request numerous draw downs pursuant to the terms of the equity line. Even if Health Express uses the equity line to grow its revenues and profits or invest in assets which are materially beneficial to Health Express the opportunity exists for short sellers and others to contribute to the future decline of Health Express' stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline.

          It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Health Express.


THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

          The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

          We are to some extent dependent on external financing to fund our operations. Our financing needs are expected to be partially provided from the Equity Line of Credit. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $100,000 during any seven trading day period. In addition, based on an assumed offering price of $0.456, we will only be able to draw a total net amount of $2,143,895 under the Equity Line of Credit. This net amount will utilize all of the 5,145,186 shares of our common stock registered for the Equity Line of Credit under this Registration Statement. At this assumed price, we would need to register 5,819,726 additional shares of our common stock to fully utilize the funds available under the Equity Line of Credit.

WE MAY NOT BE ABLE TO DRAW DOWN UNDER THE EQUITY LINE OF CREDIT IF THE INVESTOR HOLDS MORE THAN 9.9% OF OUR COMMON STOCK

          In the event Cornell Capital holds more than 9.9% of the then-outstanding common stock of Health Express, we will be unable to draw down on the Equity Line of Credit. Currently, Cornell Capital has beneficial ownership of 5.3% of our common stock and therefore we would be able to draw down on the Equity Line of Credit so long as Cornell Capital's beneficial ownership remains below 10%. If Cornell Capital Partner's beneficial ownership increase above 9.9%, we would be unable to draw down on the Equity Line of Credit. Because Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debentures, a possibility exists that Cornell Capital Partners may own more than 9.9% or Health Express' outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                           FORWARD-LOOKING STATEMENTS

          Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.


          This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS


          The following table presents information regarding the selling stockholders. The selling shareholders are the entities who have assisted in or provided financing to Health Express. A description of each selling shareholder's relationship to Health Express and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


----------------------------------------------------------------------------------------------------------------------------------
                                              PERCENTAGE                          PERCENTAGE
                                                  OF                                  OF
                                              OUTSTANDING                         OUTSTANDING                       PERCENTAGE
                                  SHARES        SHARES          SHARES TO BE      SHARES TO BE                      OF SHARES
                                BENEFICALLY   BENEFICALLY         ACQUIRED          ACQUIRED                       BENEFICIALLY
                                  OWNED         OWNED             UNDER THE        UNDER THE       SHARES TO BE       OWNED
                                  BEFORE        BEFORE          EQUITY LINE OF   EQUITY LINE OF    SOLD IN THE        AFTER
SELLING STOCKHOLDER              OFFERING      OFFERING(1)         CREDIT            CREDIT          OFFERING       OFFERING(1)
-------------------------    -------------    -----------     ---------------    -------------    --------------    ----------
                                       SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH HEALTH EXPRESS
----------------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners,
  L.P.                           625,000(2)        5.30%            5,145,186          31.93%          6,990,476(4)         0%
----------------------------------------------------------------------------------------------------------------------------------
TN Capital Equities, Ltd.          9,524              *                    --             --               9,524            0%
----------------------------------------------------------------------------------------------------------------------------------
                                                                  CONSULTANTS
----------------------------------------------------------------------------------------------------------------------------------
Equitilink, LLC                  200,000(3)        1.82%                   --             --             200,000            0%
                             -------------    ----------       --------------    ------------     --------------    ----------
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                            834,524           7.20%            5,145,186          31.93%          7,200,000           0%
                             =============    ==========       ==============    ============     ==============    ==========
----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------
*         Less than 1%.


(1) Applicable percentage of ownership is based on 10,966,563 shares of common stock outstanding as of June 18, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of June 18, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 18, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2) Consists of up to 625,000 shares of common stock underlying convertible debentures assuming a conversion price of 80% of $ 0.50, which is the average of the three lowest closing bid prices during the
          five    trading    days    preceding    June   18,    2003.

(3)       Shares  were  issued  to   Equitilink,   LLC  on  March  31,  2003  as
          compensation for public relations services provided by Equitilink, LLC.

(4) Includes the shares acquired by Cornell Capital Partners under the Equity Line of Credit and a good faith estimate of the number of shares needed as a result of conversion of the convertible debentures.

          The following information contains a description of each selling shareholder's relationship to Health Express and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with Health Express, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH HEALTH EXPRESS


         CORNELL CAPITAL PARTNERS, L.P. Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Health Express. Those transactions are explained below:

          o EQUITY LINE OF CREDIT. On March 13, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay Health Express 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter

                    Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. In addition, in each advance notice we shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In connection with the Equity Line of Credit, Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 has been paid in cash on January 23, 2003 from proceeds of the convertible debentures described below and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. We are registering 5,145,186 shares in this offering which may be issued under the Equity Line of Credit.



          o CONVERTIBLE DEBENTURES. In January 2003, Cornell Capital partners purchased $250,000 of convertible debentures from Health Express. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, Health Express has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. Health
                    Express has the right to redeem all or a portion of the debentures upon thirty days' notice paying Cornell Capital Partners 120% of the amount redeemed plus accrued interest. Upon such redemption, Cornell Partners shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed by Health Express with an exercise price equal to 120% of the closing bid price of the common stock on the closing date. Cornell Capital Partners purchased the convertible debentures from Health Express in a private placement in January 2003. Health Express is registering in this offering 1,845,290 shares of common stock underlying the convertible debentures.

There are certain risks related to sales by Cornell Capital Partners, including:

          o The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell is issued shares, the greater chance that Cornell gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

          o To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

          o The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

          TN  CAPITAL  EQUITIES,   LTD.,  TN  Capital   Equities,   Ltd.  is  an
unaffiliated registered broker-dealer that has been retained by us. John Steinmetz, TN Capital Equities, Ltd.'s President, makes the investment decisions on behalf of TN Capital Equities, Ltd. For its services in connection with the Equity Line of Credit, TN Capital Equities, Ltd. received a fee of 9,524 shares of common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003. These shares are being registered in this offering.


          EQUITILINK, LLC. Equitilink, LLC is an unaffiliated California limited liability company that entered into an agreement with Health Express on March 31, 2003, under which Equitilink has agreed to provide public relations services to Health Express, including the development, implementation and maintenance of an ongoing program to increase the investment community's aware of Health Express. The agreement has a ten-month term. Equitilink received 200,000 shares of Health Express' common stock which are being registered in this offering.

                                 USE OF PROCEEDS

          This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the notice date. Health Express will pay Cornell Capital 5% of each advance as an additional fee.

          Pursuant to the Equity Line of Credit, Health Express cannot draw more than $100,000 every seven trading days or more than $5 million over twenty-four months.

          For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus 5% retainage payable to Cornell Capital Partners. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.


----------------------------------------------------------------------------------------------------------------------------------
GROSS PROCEEDS                                      $      1,000,000               $        2,000,000        $        5,000,000
----------------------------------------------------------------------------------------------------------------------------------
NET PROCEEDS                                        $        865,000               $        1,815,000        $        4,665,000
----------------------------------------------------------------------------------------------------------------------------------
NO. OF SHARES ISSUED UNDER THE EQUITY LINE OF
CREDIT AT AN ASSUMED PRICE OF $0.456                       2,192,982                        4,385,965                10,964,912(1)
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
USE OF PROCEEDS:                                          AMOUNT                           AMOUNT                   AMOUNT
----------------------------------------------------------------------------------------------------------------------------------
Repayment of Notes - Related Parties                $        146,660               $          146,660        $          146,660
----------------------------------------------------------------------------------------------------------------------------------
Sales and Marketing - Franchise                     $         50,000               $          350,000        $        1,669,479
----------------------------------------------------------------------------------------------------------------------------------
Administrative Expenses, Including Salaries         $        530,000               $          750,000        $        1,500,000
----------------------------------------------------------------------------------------------------------------------------------
Reduction of Accounts Payable                       $        100,000               $          150,864        $          150,864
----------------------------------------------------------------------------------------------------------------------------------
Accrued Expense                                     $              0               $          267,997        $          267,997
----------------------------------------------------------------------------------------------------------------------------------
General Working Capital                             $         38,340               $          149,479        $          930,000
                                                    ----------------               ------------------        ------------------
----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                               $        865,000               $        1,815,000        $        4,665,000
                                                    ================               ==================        ==================
----------------------------------------------------------------------------------------------------------------------------------

(1) At our current stock price, Health Express has not registered sufficient shares of common stock under this registration statement to obtain the full $5 million available under the Equity Line of Credit. Accordingly, this column would only be applicable if our stock price increased sufficiently so that more proceeds may be obtained under the Equity Line of Credit with the 5,145,186 shares that are being registered under the Equity Line of Credit in the registration statement.
                                       11

                                    DILUTION


          The net tangible book value of our Company as of March 30, 2003 was $19,090 or $0.0018 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our Company, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.456 per share which is in the range of the recent share price.

          If we assume that our Company had issued 5,145,186 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.456 per share (i.e., the number of shares registered in this offering under the Equity Line of Credit), less retention fees of $117,310 and offering expenses of $85,000, our net tangible book value as of March 30, 2003 would have been $2,162,985 or $0.1382 per share. Note that at an offering price of $0.456 per share, Health Express would receive gross proceeds $2,346,205, or $2,653,795 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1363 per share and an immediate dilution to new stockholders of $0.3178 per share. The following table illustrates the per share dilution:



---------------------------------------------------------------------------------------------------------------------------------
Assumed public offering price per share                                                                 $ 0.456
---------------------------------------------------------------------------------------------------------------------------------
Net tangible book value per share before this offering                              $0.0018
---------------------------------------------------------------------------------------------------------------------------------
Increase attributable to new investors                                              $0.1363
                                                                             --------------
---------------------------------------------------------------------------------------------------------------------------------
Net tangible book value per share after this offering                                                   $0.1382
                                                                                                   -------------
---------------------------------------------------------------------------------------------------------------------------------
Dilution per share to new stockholders                                                                  $0.3178
                                                                                                   =============
---------------------------------------------------------------------------------------------------------------------------------


          The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


---------------------------------------------------------------------------------------------------------------------------------
                                                                              DILUTION
                                                                              PER SHARE
                              ASSUMED               NO. OF SHARES TO            TO NEW
                            OFFERING PRICE               BE ISSUED            INVESTORS
                            ---------------         -------------------  ---------------------
                                $0.456                  5,145,186(1)             0.3178
---------------------------------------------------------------------------------------------------------------------------------
                                $0.342                  5,145,186                0.2394
---------------------------------------------------------------------------------------------------------------------------------
                                $0.228                  5,145,186                0.1610
---------------------------------------------------------------------------------------------------------------------------------
                                $0.114                  5,145,186                0.0826
---------------------------------------------------------------------------------------------------------------------------------


(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

SUMMARY


          On March 13, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. The net effect of the 5% discount and the 5% retainage is that Cornell Capital Partners shall pay 90.25% of the applicable lowest closing bid price for each share of Health Express common stock. In addition, in each advance notice we shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. In addition, we engaged TN Capital Equities, Ltd., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, TN Capital Equities, Ltd. received 9,524 shares of our common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. There are no other significant closing conditions to draws under the equity line.

EQUITY LINE OF CREDIT EXPLAINED


          Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions for any of the draws other than the written notice and associated correspondence. We are limited however, on our ability to request advances under the Equity Line of Credit based on the number of shares we have registered on this registration statement and potentially the number of shares we have authorized. For example, an assumed offering price of $0.456, we would only be able to draw net proceeds of $2,143,895 under the Equity Line of Credit with the 5,145,186 shares we are registering. In addition, if our stock price decreased significantly, to $0.10 for example, we would have to increase our authorized shares to fully utilize the Equity Line of Credit.

          We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

          The amount of each advance is subject to a maximum amount of $100,000, and we may not submit an advance within seven trading days of a prior advance. In addition, in each advance notice we shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. Based on a recent average stock price of $0.50, Cornell Capital Partners' beneficial ownership of Health Express common stock is 5.30%, and therefore we would be permitted to make draws on the Equity Line of Credit so long as Cornell Capital Partners' beneficial ownership of our common stock was not greater than 9.9%. However, Cornell Capital Partners is not limited by a percentage ownership limitation with respect to converting the convertible debentures, and therefore a possibility exists that Cornell Capital Partners may own more than 9.9% of Health Express' outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Line of Credit.

          We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that intends to promptly sell any stock received under the Equity Line of Credit.
                                       13

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.456 per share, we would issue 5,145,186 shares of common stock to Cornell Capital Partners for gross proceeds of $2,143,895, or $2,653,795 less than is available under the Equity Line of Credit. These shares would represent 31.93% of our outstanding common stock upon issuance. We are registering 6,990,476 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. Accordingly, we would need to register additional shares of common stock in order to fully utilize the $5.0 million available under the Equity Line of Credit at the current price of $0.456 per share. Put another way, we do not have sufficient common shares registered under this registration statement available to draw down the entire $5.0 million available under the Equity line of Credit at the current share price.

         There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.6175 per share and 25%, 50% and 75% discounts to the recent price.


----------------------------------------------------------------------------------------------------------------------------------
Purchase Price                       $     0.456              $     0.342              $     0.228              $     0.114
----------------------------------------------------------------------------------------------------------------------------------
No. of Shares(1):                      5,145,186                5,145,186                5,145,186                5,145,186
----------------------------------------------------------------------------------------------------------------------------------
Total Outstanding (2):                16,111,749               16,111,749               16,111,749               16,111,749
----------------------------------------------------------------------------------------------------------------------------------
Percent Outstanding (3):                   31.93%                   31.93%                   31.93%                   31.93%
----------------------------------------------------------------------------------------------------------------------------------
Net Cash to Health Express           $ 2,143,895              $ 1,586,671              $ 1,029,447              $   472,224
----------------------------------------------------------------------------------------------------------------------------------


(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. under the Equity Line of Credit at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Equity Line of Credit, the 200,000 shares issued to Equitilink, LLC , and the 9,524 shares issued to TN Capital Equities Ltd., not including shares issued under the convertible debentures.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.


          Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

          We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Line of Credit, Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 has been paid in cash from the proceeds of the convertible debentures on January 23, 2003 and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. In addition, we issued 9,524 shares of common stock to TN Capital Equities, Ltd., an unaffiliated registered broker-dealer, as compensation for its services as a placement agent, equal to approximately $10,000 based on Health Express' stock price on January 24, 2003.

                              PLAN OF DISTRIBUTION

          The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.


          Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 95% of, or a 5% discount to, the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Line of Credit, and is entitled a one-time commitment fee of $90,000, of which $75,000 has been paid in cash from the proceeds of convertible debentures on January 23, 2003 and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. The 5% discount, the 5% retainage and the one-time commitment fee are underwriting discounts. In addition, we engaged TN Capital Equities, Ltd., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, TN Capital Equities, Ltd. received 9,524 shares of our common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003.


          Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

          Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

          We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. For its services, TN Capital Equities, Ltd. received 9,524 shares of our common stock. The offering expenses consist of: a SEC registration fee of $523, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,977. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

          The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
GENERAL


          The following discussion and analysis should be read in conjunction with the Consolidated Financial Statements, and the Notes thereto included herein. The information contained below includes statements of Health Express' or management's beliefs, expectations, hopes, goals and plans that, if not historical, are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. For a discussion on forward-looking statements, see the information set forth in the Introductory Note to this Annual Report under the caption "Forward Looking Statements", which information is incorporated herein by reference.

GOING CONCERN


          As reflected in Health Express' financial statements for the twelve months ended December 29, 2002, Health Express' accumulated deficit of $7,874,684 and its working capital deficiency of $272,149 raise substantial doubt about its ability to continue as a going concern. This doubt continues based on Health Express' accumulated deficit of $8,325,746 and working capital deficit of $321,094 as of March 20, 2003. The ability of Health Express to continue as a going concern is dependent on Health Express' ability to raise additional debt or capital, including the ability to raise capital under the Equity Line of Credit. The financial statements for March 30, 2003 and December 29, 2002 do not include any adjustments that might be necessary if Health Express is unable to continue as a going concern.

CRITICAL  ACCOUNTING POLICIES AND ESTIMATES

          Management's discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including but not limited to, those related to inventories, accrued liabilities, and the valuation allowance offsetting deferred income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations include those listed above, as well as our valuation of equity securities used in transactions and for compensation, and our revenue recognition methods for restaurant operations and franchising.

SIGNIFICANT ACCOUNTING POLICIES-RECLASSIFICATION OF CERTAIN ITEMS ON HEALTH EXPRESS' FINANCIAL STATEMENTS

          In response to the filing of a Form SB-2 Registration Statement on April 4, 2003, the SEC issued a comment letter on May 2, 2003 ("Comment Letter"). Comment 40 in the Comment Letter raises the issue that Health Express' financial statements need to be amended as a result of the application of SFAS No. 144 to reflect the closure of Health Express' Fort Lauderdale restaurant in September 2002 as "discontinued operations" beginning with the period ended September 29, 2002. The result of the application of SFAS No. 144 to Health
Express' statement of operations is to consolidate a significant portion of Health Express' operations into "discontinued operations" beginning with the three month period ended September 29, 2002. Health Express had previously accounted for the closure of the Fort Lauderdale restaurant as part of the process of moving to the new Boca Raton facility; the effect of applying SFAS No. 144 will be to separate these events. Quantitatively, the net loss and stockholders' equity (deficit) for Health Express will not change from what has been previously reported in any prior period. This change will effect the comparison between the period ended March 30, 2003 to the year earlier period, as Health Express will no longer show revenue for the three months ended March 31, 2002, and costs of company restaurant sales for that period will be significantly reduced. Health Express will be filing an amended quarterly report for the three month period ended September 29, 2002 and an amendment annual report for the year ended December 29, 2002 to reflect this reclassification.

FINANCIAL CONDITION



          We had net losses of $1,069,054 and $1,375,776 for the years ended December 29, 2002 and December 30, 2001, respectively. For the three months ended March 30, 2003, we had a net loss of $451,062. As of March 30, 2003, we had cash of $65,501 and current liabilities of $474,126. We do not have sufficient cash or other assets to meet our current liabilities. In order to meet those obligations, we will need to raise cash from the sale of securities or from borrowings. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2002 and 2001 financial statements, which states that our ability to continue as a going concern depends upon our ability to resolve liquidity problems, principally by obtaining capital, commencing sales and generating sufficient revenues to become profitable. Our ability to obtain additional funding will determine our ability to continue as a going concern.

RESULTS OF OPERATIONS


          Health Express USA, Inc. was incorporated in Florida on July 2, 1998 to develop, construct and operate healthy gourmet fast food restaurants. The flagship Fort Lauderdale restaurant began operations on April 10, 2000, and its operations were discontinued in September 2002. For the quarter ending March 30, 2003, Healthy Bites Grill of Boca, Inc., the subsidiary that operates the Boca Raton restaurant, reported revenues of $209,091 and a loss of $56,251. The total consolidated loss of $451,062 for the quarter ending March 30, 2003 includes losses from restaurant operations, franchise operations and general and administrative expenses.


------------------------------------------------------------------------------------------------------------------------
                                                                           MARCH 30 ,2003            MARCH 31, 2002
                                                                       ----------------------   -----------------------
------------------------------------------------------------------------------------------------------------------------
Loss from Discontinued Operations, Healthy Bites Grill, Inc.           $                  --    $                50,992
Loss from Restaurant Operations, Healthy Bites Grill of Boca, Inc.                    56,251                     38,755
Loss from Health Express Franchise Company                                             1,087                        162
Losses attributed to Health Express USA, Inc.                                        393,724                     92,917
                                                                       ----------------------   -----------------------
Consolidated loss
                                                                       $             451,062    $               182,826
                                                                       =====================    ======================


FOR THE QUARTER  ENDED MARCH 30, 2003,  COMPARED TO THE QUARTER  ENDED MARCH 31,
2002

         RESULTS ON A CONSOLIDATED BASIS

         REVENUES

          Health Express had revenues of $209,091 for three month period ended March 30, 2003, compared with revenues of $0 for the same period in 2002. The increase in revenues of $209,091 was primarily due to the reclassification of the Fort Lauderdale restaurant as discontinued operations. Accordingly, the comparison between the two three month periods in not indicative of growth in our operations.

COSTS OF COMPANY  RESTAURANT  SALES

          Health Express' cost of company restaurant sales for three month period ended March 30, 2003 was $228,357, compared with $38,755 for same period in 2002. The cost of restaurant sales in the three month period ended March 31, 2002 was attributable to pre-opening expenses of the Boca Raton restaurant. Again, because of the reclassification of the operations of the Fort Lauderdale restaurant as discontinued operations, the comparison between the two quarterly periods is not indicative of manifest change in our cost of company restaurant sales.

OTHER  EXPENSES

          Health Express had other expenses, which included an compensation, depreciation and general and administrative expenses, totaling $292,027 for three month period ended March 30, 2003, compared with other expenses of $92,284 in the same period 2002. The increase of $199,743 was due to an increase in compensation and general and administrative expenses.

NET LOSS

          Health Express had a net loss for three month period ended March 30, 2003 of $451,062 or $0.04 per share. In the same period for 2002, Health Express has a net loss of $182,826 or $0.02 per share. The increase in net loss of $268,236 was attributable mainly to increases in other expenses and interest expenses.

RESULTS ON A SEPARATED BASIS

HEALTH EXPRESS USA, INC. - MARCH 30, 2003 AS COMPARED TO MARCH 31, 2002

          The loss for the period ending March 30, 2003 of $393,724 includes interest charges on the $250,000 convertible debentures totaling $137,500, and commission expense of $20,000 and professional fees of $37,500 related to the convertible debentures and the equity line of credit.

          The loss for the period ending March 31, 2002 of $92,917 includes stock compensation of $4,800 paid to officers and employees (non-cash). The exclusion of this non-cash item results in a loss of $88,117.

HEALTHY BITES GRILL, INC. - MARCH 30, 2003 AS COMPARED TO MARCH 31, 2002:

          Since the opening of the restaurant, on April 10, 2000 through the date of the sale of restaurant equipment and supplies on September 23, 2002, the restaurant reported net losses. The restaurant revenues and expenses have been disclosed as a discontinued operation. Losses from restaurant operations for Fort Lauderdale from selected prior quarterly periods are as follows:

                      QUARTER ENDED          NET LOSS

                        3-31-2002          $  20,218
                        6-30-2002          $  19,538
                        9-29-2002          $ 155,647

HEALTHY BITES GRILL OF BOCA, INC.:

          On May 7, 2001 Health Express entered into a lease for a pre-existing freestanding fast-food restaurant in Boca Raton, Florida. The building is approximately 3,900 square feet and is centrally located near a major mall, a business district and residential neighborhoods of upscale homes, townhouses and apartments. The shopping mall, in very close proximity, is a popular destination for shoppers in Boca Raton, Florida, a city well known for its affluent communities. As a result of being close to the major highway and two major thoroughfares, Health Express believes that this restaurant represents the ideal combination of location and demographics for Health Express' restaurant theme and products. This restaurant began operations on June 24, 2002 through a wholly-owned subsidiary, Healthy Bites Grill of Boca, Inc ., a Florida corporation organized on May 7, 2001.

          The lease for this location is for a five-year period with two five-year options, with initial monthly rental payments of $8,333 plus common area maintenance of approximately $1,900 and real estate taxes of approximately $1,400.

          For the first quarter ending March 30, 2003, the Boca Raton restaurant reported revenues of $209,091 and a loss of $56,251.

HEALTH EXPRESS FRANCHISE COMPANY:

          On July 10, 2001 Health Express entered into an agreement with Francorp, Inc., a major franchise-consulting group, to develop and implement a comprehensive franchise program. This program provides assistance in various phases including:

-Strategic   Planning  and  Program  Structure
-Franchise Documentation
-Franchise Operations Manuals
-Franchise Marketing Plan
-Franchise  Sales  Consulting
-One Year  Consulting Services

          On February 20, 2003, Health Express sold its first franchise to one of Health Express' directors, Susan Greenfield. The franchisee has identified a location and is currently finalizing a lease located in South Florida. The Franchise Agreement was entered into February 14, 2003 between Healthy Express Franchise Company and The Junie Corp. Under the Franchise Agreement, The Junie Corp. has the right to operate one Healthy Bites Grill restaurant, was obligated to pay an initial franchise fee of $30,000 and a grand opening of $5,000 at the time of signing of the agreement, and is obligated to pay continuing fees comprised of a royalty fee of 4% of gross revenue of the restaurant and an advertising fee of 2% of gross revenues of the restaurant.

          The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. The franchise fee paid during the quarter was $30,000, with an additional $5,000 advertising deposit received after the end of the quarter.

          FOR THE YEAR ENDED DECEMBER 29, 2002, COMPARED TO THE YEAR ENDED DECEMBER 30, 2001

          REVENUES



          Health Express reported net revenues of $470,059 and $0 for the years ended December 29, 2002 and 2001, respectively. This increase in net revenues of $470,059 was primarily attributable to sales at Health Express' new Boca Raton, Florida restaurant, which opened June 24, 2002 and the reclassification of the Fort Lauderdale restaurant as discontinued operations. Accordingly, the comparison between the two years is not indicative of growth in our operations. The sales at Health Express' Fort Lauderdale, Florida restaurant decreased over the comparable period in the prior year. On September 23, 2002, Health Express sold the restaurant equipment and supplies of its Fort Lauderdale, Florida restaurant to an unrelated party. As a result, Health Express currently has one restaurant location: the Boca Raton, Florida restaurant. On February 20, 2003, Health Express sold its first franchise location to one of Health Express' directors. The franchisee has identified a location and is finalizing the lease.


          COST OF COMPANY RESTAURANT SALES

          Health Express reported cost of company restaurant sales of $616,546, or 131% of net revenues, for the year ended December 29, 2002. In the comparable period in the prior year, Health Express reported cost of sales of $105,156. This increase in cost of company restaurant sales of $511,390 was primarily attributable to cost of company restaurant sales at Health Express' new Boca Raton, Florida restaurant, which opened June 24, 2002, and the reclassification of the Fort Lauderdale restaurant as discontinued operations. Accordingly, the comparison between the two years is not indicative of a manifest change in our cost of company restaurant sales. Cost of sales consists primarily of food and paper costs, labor and occupancy costs.



            -------------------------------------------------------------------------------
               EXPENSES                                        2002              2001
            --------------------------------------------  ---------------  ----------------
            -------------------------------------------------------------------------------
            Food and paper                                $       171,097  $            --
            Labor                                                 196,976               --
            Occupancy                                              68,562               --
            Marketing                                              33,643               --
            Repairs                                                 8,722               --
            Pre-Opening expenses                                   98,136          105,156
            Other                                                  39,410               --



          The increase in these expenses was primarily attributable to the expenses associated with opening the Boca Raton, Florida restaurant in June 2002. Health Express hired 10 full-time and 10 part-time employees in connection with the Boca Raton, Florida restaurant, which primarily accounted for the increase in labor expenses. Health Express entered into a five-year lease on May 15, 2002 for the Boca Raton, Florida restaurant, accounting for significantly all of the increase in occupancy expenses.

          OTHER EXPENSES

          Other expenses consisted of the following expenses:


            -------------------------------------------------------------------------------
               EXPENSES                                        2002              2001
            --------------------------------------------  ---------------  ----------------
            -------------------------------------------------------------------------------
            Compensation                                  $       182,996  $         476,355
            Compensatory Stock and Options                        138,597            269,875
            Depreciation                                           65,026                625
            General and Administrative                            305,183            259,486

          Compensation expense decreased by $293,359 to $182,996 in the year ended December 29, 2002 from $476,355 in the comparable period in the prior year. This decrease was primarily attributable to decreased corporate salaries due to necessary cost cutting. Stock and option expense decreased to $138,597 in the year ended December 29, 2002 from $269,875 in the comparable period in the prior year. This decrease of $131,278 was primarily attributable to management's decision to not issue as much stock compensation in 2002 compared to 2001. Depreciation expense increased by $64,401 to $65,026 from $625 in the comparable period in the prior year. This increase was primarily attributable to a full year of depreciation for the Boca Raton restaurant reduced by closing of the Fort Lauderdale restaurant. General and administrative expenses increased to $305,183 in the year ended December 29, 2002 from $259,486 in the comparable period in the prior year. This increase of $45,697 was primarily attributable to increased insurance and professional fees in 2002. General and administrative expenses consisted primarily of the following expenses: professional fees, advertising and insurance.


          NET LOSS



          Health Express reported a consolidated net loss of $1,069,054 or $(0.11) per basic and diluted common share for the year ended December 29, 2002, compared to a loss of $1,375,776 or $(0.17) per basic and diluted common share for the year ended December 30, 2001. Health Express began restaurant operations on April 10, 2000 and reported revenues in 2002 of $470,059 compared to revenues for 2001 of $0. Restaurant operations reported a total loss of $146,487 for 2002 compared to $105,156 for 2001. The Fort Lauderdale restaurant is shown as discontinued operations on the financial statements. The increase in the loss is attributed to higher food and labor costs (see Restaurant Operations below). Non-cash expenses, principally stock, warrants and stock options compensation are included in the consolidated loss for the year 2002 and 2001. The following summary sets forth cash and non-cash expenses for the year 2002 and 2001.



            -------------------------------------------------------------------------------
                                                               2002              2001
            --------------------------------------------  ---------------  ----------------
            -------------------------------------------------------------------------------
            Restaurant revenues                           $       470,059  $             --
            Food, labor, controllable and other
               restaurant expenses                                616,546           (105,156)
                                                          ---------------  -----------------
            Loss from restaurant operations                     (146,487)           (105,156)

            Other cash expense:
            General and administrative                           486,820            (357,643)
            Franchise operations                                  (7,758)            (66,000)

            Discontinued operations, including the loss on
            the disposal of property & equipment in 2002        (222,794)            266,702

            Non-cash expenses:
               Depreciation                                      (65,026)               (625)
               Stock and stock options compensation             (140,169)           (502,250)
               Franchise operations-stock compensation                --             (77,400)
                                                          --------------   ------------------
            Consolidated Loss                             $   (1,069,054)  $      (1,375,776)
                                                          ===============  ==================



RESTAURANT OPERATIONS

          Restaurant operations reported sales, food, beverage and paper costs, labor, and controllable and other expenses for the year 2002 and 2001 as follows:




                                                                  2002                 %                2001              %
                                                             ----------------  -----------------  ----------------  ------------
Sales                                                       $        470,059                      $             --
Food, beverage & paper cost                                          171,097                 36%                --             0%
Labor                                                                196,976                 42%                --             0%
Controllable and other expenses                                      248,473                 53%           105,156             0%
                                                            ----------------                      ----------------
Loss from restaurant operations                             $       (146,487)                     $       (105,156)
                                                            ================                      ================

         Restaurant operations for 2002 reported the following on a quarterly basis:


                                              FOURTH               THIRD             SECOND             FIRST            TOTAL
                                   -----------------       -------------     --------------   ---------------     ------------
---------------------------------------------------------------------------------------------------------------------------------
Sales                              $         206,538       $     250,455     $       13,066   $            --     $     470,059
Food & paper cost                             72,933              94,488              3,676                --           171,097
%                                                 35%                 38%                28%                0%               --
Labor                                         72,884             118,492              5,600                --                --
%                                                 35%                 47%                43%                0%          196,976
Controllable & other                          92,438              47,412             69,868            38,755           248,473
%                                                 45%                 59%                62%                0%               --
                                   -----------------       -------------     --------------   ---------------     -------------
Loss from restaurant operations    $         (31,717)      $      (9,937)    $      (66,078)  $       (38,755)    $    (146,487)
                                   =================       =============     ==============   ===============     =============


DEMOGRAPHICS - CENSUS ANALYSIS


          A study of the demographics of the population based on Florida Census data as reported by the Federal Financial Institutions Examinations Council (FFIEC) for the Boca Raton location reflects the following. The statistics are based on zip code and tract and represent census data from population within the location's zip code or tract.


                               -------------------------------------------------------------
                                                                            BOCA RATON
                                                                        --------------------
                                 INCOME LEVEL                                  UPPER
                               -------------------------------------------------------------
                               2001 Median Family Income                $            90,024
                               Tract Population                                       4,572
                               Median age of housing                                      7
                               Minority                                                   7%




          Management   believes   that  Boca  Raton  area   provides  the  ideal
demographics for the restaurant's quality foods.

FRANCHISING OPERATIONS



          On July 10, 2001, Health Express entered into an agreement with Francorp, Inc., a franchise consulting group, to develop and implement a comprehensive franchise program. Under the Franchise Development Agreement, Francorp was paid $60,000 in cash, 37,400 shares of our common stock, and warrants to purchase 38,000 shares of our common stock. The Franchise Development Agreement requires Francorp to complete all of its work within one year. This program provides assistance in various phases including: Strategic planning and program structure

          o         Franchise documentation

          o         Franchise operations manuals

          o         Franchise marketing plan

          o         Franchise sales consulting

          o         One year consulting services

          Francorp, with the assistance of Health Express, has completed a review draft of the Operations Manuals and a Recipe and Prep Book. The
Operations Manuals and Recipe and Prep book outline specific operational procedures with recommended guidelines for menu item pricing and labor costs. These recommended guidelines will be strictly implemented at the new Boca Raton restaurant, which will serve as the prototype for future franchisee operations. Health Express began franchising efforts on October 1, 2002.

          The initial expenditure to Francorp was expensed and paid in the fiscal year 2001 to enable Health Express to complete all the necessary documents to enable them to move forward as a franchise operation. Expenses in 2002 were minimal because of the upfront fees paid to Francorp to cover the completion of this project. Because Health Express did not begin selling franchises until October 2002, Health Express did not incur any marketing and advertising expense for that year. Health Express does expect to incur operational, marketing and advertising expenses going forward as the necessary funds become available from the sale of our securities mainly.

          The franchise marketing program began in earnest in May of 2003, when the Health Express advertised this opportunity on a web based directory known as "Be-The-Boss". The current marketing program provides the opportunity for an interested party to visit Health Express' website, submit an inquiry, and then upon pre-qualification, to receive more specific and detailed information based on their state of residence and level of qualification. Health Express believes that prior industry experience is not required, but is desirable, as the technical skills required to learn the business can be taught during the training period. However, all franchise candidates must possess certain personal qualities such as: service and people oriented, positive can-do attitude, results driven action-oriented, higher than average attention to detail, assertive, with strong communication and planning skills.

          The initial franchise fee is $30,000 and is payable to Health Express upon signing the franchise agreement. The initial franchise fee is fully earned and non-refundable unless Health Express doesn't accept the franchisee at its home office within 30 days of the signed agreement. If the franchisee fails to find an approved site within 6 months of the signed agreement, Health Express can elect to terminate the agreement while retaining the initial franchise fee. An advertising fee of $5,000 is due upon signing the franchise agreement to fund the grand opening advertising. This advertising fee will be refunded if any portion of the initial franchise fee is refunded. The initial franchise fee and advertising fee will be recognized as revenue when the restaurant commences operations. Health Express will provide initial training and materials for up to 3 trainees for no additional cost.

LIQUIDITY AND CAPITAL RESOURCES

          As of June 18, 2003, Health Express had approximately $84,209 in cash and cash equivalents. This amount of available cash is not sufficient to satisfy Health Express' need for working capital for the short term. Health Express' financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Health Express incurred a net loss of $451,062 for the three months ended March 30, 2003 and an accumulated deficit of $8,325,746 at March 30, 2003. Health Express incurred a net loss of $1,069,054 and $1,375,776 for the years ended December 29, 2002 and December 30, 2001, respectively, and has an accumulated deficit of $7,874,684 at December 29, 2002. Management recognizes that Health Express must generate additional resources to enable it to continue operations. Management is planning to obtain additional capital principally through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Health Express obtaining additional equity capital and ultimately obtaining profitable operations. However, no assurances can be given that Health Express will be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.

          Health Express is at present meeting its current obligations from its monthly cash flows, which during 2001, 2002 and to date in 2003 has included cash from operations, investor capital, and loans from related parties. However, due to insufficient cash generated from operations, Health Express currently does not internally generated cash sufficient to pay all of its incurred expenses and other liabilities. As a result, Health Express is dependent on investor capital and loans to meet its expenses and obligations. Although investor funds and related party loans have allowed Health Express to meet its obligations in the recent past, there can be no assurances that Health Express' present methods of generating cash flow will be sufficient to meet future obligations. Historically, Health Express has, from time to time, been able to raise additional capital from sales of its capital stock, but there can be no assurances that Health Express will be able to raise additional capital in this manner. Health Express also received $66,660 in short-term financing from three directors of Health Express at various times during 2002. The notes payable bear interest at 5.5% per annum and are payable on June 30, 2003. On March 6, 2003, an additional $25,000 was received from one of the directors of Health Express. The note payable bears interest at 5.5% per annum and is payable on June 30, 2003.

          Subsequent to March 30, 2003, on Health Express received $50,000 in short-term financing from Susan Greenfield, a director of Health Express, and $5,750 from Marco D`Alonzo, also a director of Health Express, on May 13, 2003. On June 13, 2003, Health Express received an additional $70,000 in short-term financing from Ms. Greenfield. Each of these notes bears interest at 5.5% per annum and are payable on December 31, 2003.

          Health Express received $70,000 in financing from a related party on May 20, 2002. The note was payable on September 20, 2002 and included interest at 5.5% per annum. On November 8, 2002, $50,000 of the note payable, after repayment of $20,000 principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of Health Express' restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. Subsequent to March 30, 2003, the $50,000 note payable from a related party was extended through July 31, 2003, at an interest rate of 7% per annum and the issuance of 10,000 shares of Health Express' restricted common stock to the note holder.


          There is no assurance that these individuals would be willing to make such loans in the future, or if such loans were available, that they would be at terms acceptable to Health Express. Management realizes that Health Express must ultimately be able to generate sufficient cash flows from the profitable operation of the business to allow it to successfully sustain itself independent of outside capital and loans. Health Express' 2003 capital raising activities are described below. Cash used in operating activities during the three months period ended March 30, 2003 was $342,566, compared to $82,628 for the same period a year earlier.


          Cash provided by investing activities was $8,003 for the three months period ended March 30, 2003, compared to cash used in investing activities of $185,931 in the same period for 2002. The increase in cash provided to Health Express from investing activities was attributable to the fact that Health Express did not purchase any property or equipment during the three months ended March 30, 2003 compared with purchases of property and equipment totaling $183,431 during the same period in 2002. The restaurant operations have incurred losses since inception. Management believes that it will require approximately $185,000 in additional capital to fund restaurants operations for the Boca Restaurant.


          Cash used in operating activities was $642,214 for the year ended December 29, 2002 compared to $707,013 for 2001. The decrease in cash used was due primarily to the decreased loss from continuing operations of $262,814, increased depreciation expense of $64,401 and an increase in accounts payable and accrued liabilities of $101,851, which were partially offset by a decrease in non-cash expenses of $439,481 relating to stock issuance and charges for options and warrants.

          Cash used in investing activities was $398,575 in 2002 compared to $166,885 in 2001. This increase was principally due to the purchase of property and equipment for the Boca Raton restaurant of $518,607, which was partially offset by the sale of restaurant assets of $120,000 (which was the Fort Lauderdale, Florida restaurant). Cash provided by financing activities was $852,410 during fiscal year 2002 compared to $1,075,897 during the same period in 2001. This decrease was mainly due to higher proceeds from sales of equity securities in 2001.

          The restaurant operations have incurred losses since inception. Management believes that it will require approximately $185,000 in additional capital to fund restaurants operations for the Boca Restaurant.

          The original flagship restaurant in Fort Lauderdale, Florida lost approximately $223,000 and $267,000 for the period of December 31, 2001 through September 23, 2002 and the year ending December 30, 2001, respectively. The restaurant equipment and supplies were sold on September 23, 2002 to an unaffiliated third party buyer. This restaurant is now reported as discontinued operations in the accompanying financial statements.

          To raise additional capital, Health Express is seeking additional financing through the sale of debt and/or equity securities. On January 17, 2003, Health Express sold $250,000 convertible debentures to Cornell Capital Partners. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible at Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, Health Express has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. In accordance with applicable accounting standards for such issuances, Health Express will record a charge of $62,500 upon the issuance of the convertible debentures to account for the imbedded beneficial conversion feature. In addition, Health Express will record other charges, as follows:
$37,500 in professional fees, $20,000 in commissions, and $75,000 for the Equity Line of Credit commitment fee. The amounts were withheld from the proceeds of the debenture at closing. Health Express has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, Cornell Partners shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed by Health Express with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

          On March 13, 2003, Health Express entered into an Equity Line of Credit Agreement with Cornell Capital Partners. Under this agreement, Health Express may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, Health Express will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice Health Express shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 has been paid in cash from the proceeds of the convertible debentures on January 23, 2003, and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. Cornell Capital Partners is entitled to retain a fee of 5.0% of each advance. The net effect of the 5% discount and the 5% retainage of each advance is that Cornell Capital Partners shall pay 90.25% of the applicable closing bid price for each share of Health Express' common stock. In addition, Health Express entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker-dealer. Pursuant to the placement agent agreement, Health Express will pay a one-time placement agent fee of 9,524 shares of common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003, the date Health Express agreed to engage the placement agent.

          Health Express expects to raise sufficient cash through these means to meet its short-term capital requirements. However, no assurance is given that Health Express will be able to raise sufficient funds to meet long-term capital needs. The Health Express' directors, officers and employees also may provide additional funds by exercising their stock options, however, they are under no obligation to do so and they have made no commitment to exercise. If 2,038,000 outstanding warrants at exercise prices of $1.00 and $2.00, and 3,556,800 options held by the directors are exercised at an exercise price of $0.35, Health Express will receive $2,076,000 and $1,244,880, respectively. However, none of the warrant holders are required to, nor have they committed to, exercise their respective warrants. Health Express may also seek alternative sources of financing, including from more conventional sources such as bank loans and credit lines. However, no assurances can be given that Health Express will be able to meet its needs through the sale of securities or otherwise. Further, the availability of any future financing may not be on terms that are satisfactory to Health Express.


          From time to time, Health Express may evaluate potential acquisitions involving complementary businesses, content, products or technologies. Health Express' future capital requirements will depend on many factors, including growth of Health Express' restaurants business, the success of its franchising operations, economic conditions and other factors including the results of future operations. If Health Express is unable to raise sufficient funds to meet its long-term capital needs, there is a risk that Health Express will be required to cease operations.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

          The following chart sets forth Health Express' contractual obligations and commercial commitments and the time frames for which such commitments and obligations come due.


                                                                    PAYMENTS DUE BY PERIOD
                                 ----------------------------------------------------------------------------------------
                                                                            TOTAL
CONTRACTUAL                      ----------------------------------------------------------------------------------------
OBLIGATIONS                      LESS THAN TOTAL       AFTER 1 YEAR         1-3 YEARS         4-5 YEARS         5 YEARS
--------------------------       ---------------       ------------       ------------      ------------      ------------
Debenture (1)                    $       250,000       $       --         $    250,000      $         --      $         --
Lease Obligations (2)                    461,293            136,875            283,785            40,633                --
Notes Payable-Related Parties            116,660            116,660               --                  --                --
Employment Contracts (3)                 700,000            340,000            180,000           180,000                --
                                 ---------------       ------------       ------------      ------------      ------------
Total Contractual Cash
  Obligations                    $     1,527,953       $    593,535       $    713,735      $    220,633      $         --
                                 ===============       ============       ============      ============      ============

(1) Long Term Debt Obligations include principal amount of $250,000 debenture, excluding interest and assuming denture is redeemed in cash rather than through the issuance of common stock.

(2) Health Express leased two properties; one in Deerfield Beach, Florida, for administrative offices and one in Boca Raton, Florida, for its restaurant operations. These amounts represent the future minimum lease payments due under these leases. Health Express is also the guarantor of a lease located in Fort Lauderdale, Florida. This lease related to Health Express' former restaurant location that was sold in September 2002. Health Express will remain a guarantor until January 31, 2004, and Health Express' maximum contingent obligation under the guarantee is $70,650 as of December 29, 2002.

(3) These represent the minimum contractual obligations to Messrs. Baker, D'Alonzo and Nevin under their current employment agreements.


CURRENT ACCOUNTING PRONOUNCEMENTS


          In August 2001, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of long-lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of and APB No. 30, Reporting the Results of Operations - Reporting the Effects of the Disposal of a Segment Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 establishes a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provisions of APB No. 30 for presentation of discontinued operations in the income statement, but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within. The adoption of SFAS No. 144 did not have an immediate impact on Health Express' financial statements; however, as described in Note 10 to the financial statements, Health Express disposed of a component in September 2002 and has accounted for the disposal under the applicable provisions of SFAS No. 144.

          In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Exit or Disposal Activities." Statement 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that currently are accounted for pursuant to the guidance that the Emerging Issues Task Force set forth in Issue No. 94-3.
The scope of Statement 146 also includes (1) costs related to terminating a contract that is not a capital lease, (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract and (3) costs to consolidate facilities or relocate employees. Statement 146 is required to be effective for our exit or disposal activities initiated after December 29, 2002. We do not believe that the adoption of SFAS No. 146 will have a material impact on our financial position, results of operations or cash flows.

SUBMISSION OF MATTERS TO A VOTE OF STOCKHOLDERS

          On October 29, 2002, there were 10,328,181 shares of common stock outstanding. The holders of a majority of Health Express' issued and outstanding Common Stock (approximately 59.4%) executed and delivered to Health Express a Written Consent dated October 29, 2002, consenting to two actions. The first action was to elect Douglas Baker, Marco D'Alonzo, Edward Meyer and Susan Greenfield to serve as directors of Health Express until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. The second action was to ratify the appointment of Ahearn, Jasco & Company, P.A., as independent public accountants of Health Express for the fiscal year ending December 29, 2002. Health Express filed an Information Statement with the SEC on these matters that was also mailed to all of Health Express' shareholders.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

          Health Express USA, Inc. ("Health Express") was incorporated in Florida on July 2, 1998 for the purpose of developing a health and gourmet fast food restaurant for franchising. On April 10, 2000, Health Express began operations of its first restaurant, Healthy Bites Grill, in Fort Lauderdale, Florida. Health Express operated the restaurant through a wholly owned subsidiary, Healthy Bites Grill, Inc. ("HBG"), incorporated in Florida on January 26, 1999. The restaurant equipment and supplies were sold on September 23, 2002 to an unaffiliated third party buyer. The lease between Health Express and the landlord, which expires on January 31, 2004, was assigned to the buyer, but Health Express remains as a guarantor until January 31, 2004. The restaurant offered eat-in, take out, and drive-thru service. This restaurant proved to be a testing ground in determining, among other factors, consumer menu item preferences, ideal market demographics, kitchen equipment requirements, food pricing guidelines, employee training and labor and sales targets for profitable operations. Healthy Bites Grill is currently an active corporation but has not conducted business since the sale of the assets on September 23, 2002. Its activity is now shown as discontinued operations in the accompanying financial statements.



          On May 7, 2001, Health Express entered into a lease agreement for a second restaurant in Boca Raton, Florida (the "Boca Restaurant"). The Boca Restaurant started operations on June 24, 2002. Health Express also completed a Uniform Franchise Offering Circular ("UFOC") to launch the franchise program on October 1, 2002. Health Express operates the second restaurant through a wholly owned subsidiary, Healthy Bites Grill of Boca, Inc. ("HBGB") and franchise operations are conducted through a wholly owned subsidiary, Health Express Franchise Company ("HEFC"). Both HBGB and HEFC were incorporated in Florida on May 7, 2001.

INDUSTRY  OVERVIEW

          Health Express' vision is to merge three industries: fast food, quick casual operations and health food restaurants. The fast food industry, a staple of the American consumer, is a multi- billion-dollar industry of which Health Express is a part, is dominated by hamburger chains and followed by chicken, Mexican and Italian food segments.

          Dining out and dining fast are not the only trends when it comes to food. An increasing number of Americans are developing a healthy appetite for healthy eating, and that trend is growing (1 ). As the millennium began, Americans were spending a combined $32.1 billion a year on natural and organic products (2), up 14% from 1999 and up dramatically from the $4.2 billion in sales in 1990(3). Forty-eight percent of consumers use organic products at least occasionally, and retail sales of organic products - about $9 billion in 2001 are expected to grow by about 20% a year, reaching $20 billion by 2005(4). The trend toward a lifestyle balanced by proper exercise and nutrition naturally leads the health conscious consumer to look for a place to eat that will provide healthy and tasty foods at a reasonable price, without sacrificing convenience. Health Express seeks to fill this current void in the fast food industry.






          1.        Nutrition   and   you:   trends   2000   American   Dietetic
                    Association, January 2000.

          2.        Natural products  research report,  Gourmet  Retailer,  Oct.
                    2001, p72.

          3. Natural products sales continue to rise in 2000, Food Institute Report, Oct 8, 2001, p4.

          4.        Natural products  research report,  Gourmet  Retailer,  Oct.
                    2001, p.72.

OPERATIONS OF FLAGSHIP RESTAURANT

         LOCATION AND PRODUCTS

          Health Express began operations of its first restaurant on April 10, 2000. The restaurant was a free standing building on a corner lot adjacent to a major thoroughfare in Fort Lauderdale, Florida. This location provided Health Express with a testing ground to survey consumer appeal to a developing menu based on healthy and good tasting items. This menu, which is being used in the Boca Restaurant, is comprised, in part, by burgers, wraps and pockets, solo pizzas and salads. A juice bar offers smoothies, juices and power drinks. Burgers and wraps include the "Healthy Bites Burger", grilled turkey burger and chicken breast, lean buffalo burgers and HB Philly (a grilled Portobello mushroom) and various pocket sandwiches. All pizzas are made with homemade tomato sauce and served with soy cheese or mozzarella with a variety of fresh toppings. Salads are prepared daily with fresh greens and are served with a variety of signature dressings. Oven baked fries, vegetarian chili and pasta salads are included in the a la carte selections.

          The restaurant equipment and supplies were sold on September 23, 2002 to an unaffiliated third party buyer. On September 23, 2002, Health Express sold certain of its assets to Richard A. Weitz and his assignee, Roll-A-Round Real Roast Beef, Inc., a closely-held Florida corporation. The assets purchased by Weitz included equipment and supplies which Health Express used at its restaurant operation located 1538-A East Commercial Blvd., Fort Lauderdale, Florida. The purchase price was $120,000 cash paid by Weitz at closing, less credits for repairs, taxes, broker commissions, attorney's fees and costs, and an escrow of $12,500 of the purchase price for any outstanding sales taxes or other liabilities for the 90 days following the closing of the transaction. The balance of the escrow funds have been forfeited by Health Express. The purchase price was determined through arms'-length negotiation between Health Express and Weitz. There was no relationship, material or otherwise, between Health Express or any of its affiliates, officers or directors, or any associate of any such directors or officers and Weitz or Roll-A-Round. The lease between Health Express and the landlord which expires on January 31, 2004 was assigned to Roll-A-Round and Health Express agreed to remain as a guarantor on the lease until January 31, 2004.


          Health Express opened the Boca Restaurant in June 2002, which is located adjacent to the only major shopping mall in Boca Raton, Florida. Boca Raton's population density is centralized in a relatively small area, close to the main north/south highway and includes a major university, a large financial and service business district and several strip malls. Surrounding these urban centers is a community of primarily higher income households, singles and a thriving "yuppie" community with discriminating taste and buying power.

          Management believes that Health Express' success lies in building customer relationships, pursuing new customers and improving the buying and warehousing of inventory to increase gross margins. Management believes that a significant customer base can be built by implementing an expansion program of additional restaurants, whether company-owned or franchised, and by designing sales and marketing programs to target South Florida areas.

          A new emphasis on consumer eating habits toward more healthy and nutritious foods, a robust retail market and a commercial and residential construction boom combine to create a dynamic business climate in South Florida. We believe that South Florida offers business a prime geographic location in areas that are quickly becoming "the place" for high tech companies-with global communications facilities, breathtaking views, art and culture, good higher education, first- rate housing, parks and open space, and unrivaled shopping and nightlife. Management believes the population of South Florida will experience significant growth in the next five years based on these factors.

SERVICES AND DISTRIBUTION


          All foods are prepared in the on-site kitchen. Customers can choose to eat inside our restaurant, within very pleasant and clean surroundings, or order meals for take-out or via our drive-thru facility. Food products are delivered directly to the restaurant from the various suppliers on a regular basis.

COMPETITIVE BUSINESS CONDITIONS


          Health Express has substantial competition from the several existing fast food chains offering conventional fast food near our present location. However, they offer only a limited selection of health food items. In fact, these competitors are the ones that offer the type of fast food that the health conscious American consumer is now avoiding.


          The food service industry as a whole is intensely competitive with respect to food quality, concept, location, service, and price. In addition, there are many well-established food service competitors with substantially greater financial and other resources than Health Express and with substantially longer operating histories. Health Express believes that it competes with national, regional, and local take-out food service companies, quick service restaurants, casual full-service dine-in restaurants, delicatessens, cafeteria-style buffets, and prepared food stores, as well as with supermarkets and convenience stores.

          Management anticipates that it also may have competition from established health food stores and small single proprietary health food restaurants. Management believes that there are limited direct competitors in the area of healthy fast food in South Florida. It is also the opinion of management, although no assurances can be given, that Health Express has a competitive edge which is based on a combination of consumer demands for a reasonably priced healthy meal in less time and with consistently good taste. Competitors in the health food market, such as Wild Oats or Whole Foods Market, are currently successful but do not offer fast food with the convenience of a drive-thru.

          There are numerous companies engaged in fast food operations and there are a growing number of health food restaurants. The principal competitive factor in the fast food industry is customer convenience and reasonable prices. The principal competitive factor in the emerging industry of health food restaurants is nutritious and tasty food at a reasonable price without sacrificing convenience. Many of these companies are larger and have greater access to experienced management and capital resources and, accordingly, Health Express may not be able to maintain a competitive position in the market place. Failure to maintain a competitive market position would have a detrimental effect on Health Express' operations and its business.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES


          Health Express has selected to carry and use several products with national brand name recognition, which consumers already identify with as high quality products in the health food industry. The products include meal supplements such as Met-Rx protein shakes, Myoplex protein shakes, and numerous other recognized supplements.

          Food distributors include US Foods for bulk service ingredients, Green Garden for greens and sprouts, Spiegel for buffalo and sirloin meats and Elite for various produce. Health Express does not have contracts with the above suppliers but has established wholesale purchase arrangements for bulk purchases, as is industry practice. Management believes that there are ample additional sources of supplies should one of the above vendors be unable to serve our restaurants.

INTELLECTUAL  PROPERTY

          Health Express filed a federal registration for the trademark name "Healthy Bites Grill" for use by all future restaurant locations, whether Company owned or franchised, and on October 4, 2002 received approval and ownership from the U.S. Patent and Trademark Office for its exclusive use. Health Express does not own any patents.

GOVERNMENTAL REGULATIONS AND APPROVALS


          As a marketer and distributor of food products, Health Express is subject to the Federal Food and Drug and Cosmetic Act and the regulations promulgated thereunder by the U.S. Food and Drug Administration ("FDA"). The FDA regulates manufacturing and holding requirements for food through its current good manufacturing practice regulations, specifies the standard of identity for certain foods and prescribes the format and content of certain information required to appear on food labels. In addition, Health Express is subject to the Perishable Agricultural Commodities Act and regulations promulgated thereunder by the U.S. Department of Agriculture ("USDA"). The USDA imposes standards for product quality and sanitation and the grading and commercial acceptance of produce shipments from Health Express' suppliers. Health Express, its products and facilities are also subject to state and local regulations through such measures as the licensing of its facilities and enforcement by state and local health agencies.

CONSUMER RESEARCH


          Health Express has conducted internally generated surveys through the use of consumer response cards collected at its restaurants where they are available at the counter for voluntary use by customers. The responses generated by these cards have provided management with valuable information concerning consumer preferences and demands. Health Express has been able to make menu changes to keep pace with these preferences. As a result, Health Express has developed a healthy broad-based menu, which is currently incorporated in its UFOC.

FACILITIES AND EMPLOYEES

          Health Express leases corporate headquarters in Deerfield Beach, Florida for management, accounting, and administrative services. The Boca Restaurant is on a leased property located approximately three miles from the corporate office.


          There are currently four employees at the corporate level and approximately 20 employees at the Boca Restaurant, of which 10 are full time and 10 are part time. None of the present employees are represented by a labor union and it is anticipated that no future employees will be union represented. Health Express considers its employee relations to be good.

          Each additional restaurant location, whether company-owned or franchised, will require approximately 12 to 20 employees. Health Express will require accounting on a regular basis from all locations for centralized management reporting of results of operations, accomplished through the use of a standard point-of-sale system by all restaurant operations.

       Health Express, presently, does not own or plan to own real estate. However, management may decide to invest in real estate, if the right opportunity presents itself.

                                   MANAGEMENT

          As of June 18, 2003, the directors and executive officers of Health Express, their age, positions in Health Express, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:




---------------------------------------------------------------------------------------------------------------------
NAME OF DIRECTOR/
  EXECUTIVE OFFICER                   AGE            POSITION                               PERIOD SERVED
---------------------------------   --------         ----------------------------------    --------------------------
---------------------------------------------------------------------------------------------------------------------
Douglas Baker                          40             Director and Chief Executive         July 2, 1998 to date
                                                        Officer
---------------------------------------------------------------------------------------------------------------------
Raymond W. Nevin                       56             President                            February 3, 2003 to date
---------------------------------------------------------------------------------------------------------------------
Marco D'Alonzo                         37             Director, Secretary and Chief        July 2, 1998 to date
                                                        Operating Officer
---------------------------------------------------------------------------------------------------------------------
Susan Greenfield                       38             Director                             May 7,2001 to date
---------------------------------------------------------------------------------------------------------------------
Edward Meyer                           45             Director and Audit Committee         June 6, 2000
                                                        Member
---------------------------------------------------------------------------------------------------------------------
Patricia Durante                       42             Chief Financial Officer              February 18, 2003
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

          There are no family relationships between or among the directors, executive officers or any other person. None of Health Express's directors or executive officers is a director of any company that files reports with the SEC. None of Health Express's directors have been involved in legal proceedings.

          Health Express's directors are elected at the annual meeting of stockholders and hold office until their successors are elected. Health
Express's officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

DOUGLAS BAKER

          Mr. Baker has more than 10 years of sales experience in the competitive financial service industry. He has been actively involved in the financial public relations industry since 1994. He has been a licensed stockbroker, 220 insurance agent and mortgage broker. From 1994 to 1998 he was Vice President and co-owner with Marco D'Alonzo of First Equity Group, Inc. a financial public relations company, where he was in charge of company operations including cash flow management, budgeting, public relations and human resources. Thereafter, Mr. Baker founded Health Express.

MARCO D'ALONZO

          Mr. D'Alonzo is experienced in corporate, financial and business affairs. He has owned and operated two financial related businesses. From 1994 to 1998 he was also co-owner with Mr. Baker of First Equity Group, Inc., where he acted as President, with duties including marketing, business development and client relations. Thereafter, Mr. D'Alonzo founded Health Express.

RAYMOND W. NEVIN

          Mr. Nevin has more than 30 years of senior leadership experience in the restaurant industry, with an emphasis on growth management. From July 1988 to May 1992, he served as president and CEO of Damon's The Place for Ribs. Mr. Nevin grew Damon's from $38 million to over $100 million in 4 years. From August 1992 to January 2002, he served as president and COO of Pizza U.S.A. Management. Nevin managed operations and national growth, implemented numerous operational improvements, and initiated the franchise program. From February 2002 to January 2003, he served as V.P. of Sales for TurboChef Technologies, Inc., a manufacturer of high speed commercial cooking equipment; Mr. Nevin managed senior level consultative selling. Mr. Nevin joined Health Express initially as a consultant, and was appointed president in February of 2003.

SUSAN GREENFIELD

          From 1987 to the present, Ms. Greenfield has served as Treasurer of Rider Insurance Company, which specializes and leads the industry in insuring motorcycles within the state of New Jersey. Rider Insurance is a principal shareholder of Health Express. Ms. Greenfield has served on the Board of Trustees for the June Bleiwise Supporting Foundation since 1996. Ms. Greenfield received her Bachelor of Science degree in Education from the University of Miami in 1987.

PATRICIA DURANTE

         Ms. Durante is a Certified Public Accountant with a background in both public and private businesses. Ms. Durante has worked for a large international CPA firm and has owned her own CPA firm. Ms. Durante has also worked as controller for various public companies from 1985 to 1991 when she started her own CPA firm. From 2000 to the present, Ms. Durante has worked for Mackenzie
Investment Management Inc., a mutual fund company, as Tax and Financial Reporting Manager. Prior to that, from 1991 through 1999, Ms. Durante had her own CPA firm where she prepared tax returns, financial statements and SEC reporting for several small public companies. Ms. Durante currently devotes an average of approximately 20 hours per week to Health Express.

EDWARD MEYER

          Mr. Meyer is a Certified Public Accountant. Since January 2003, Mr. Meyer has been Controller of Dean, Baldwin Painting, an aircraft strip and paint services company. From February 2002 to November 2002, Mr. Meyer was Controller of the South Florida Blood Bank. Between January 2001 and February 2002, he was self-employed as an accounting consultant. From December 1999 to January 2001, Mr. Meyer was Controller for U.S. Pool, a pool services company. His experience extends from a background in public accounting to more than 15 years as a controller with the private sector. Mr. Meyer provides advisory services in the areas of cash management, controlled growth, managing accounts receivables and payables and other management experience.

SECTION 16(A)  BENEFICIAL  OWNERSHIP

REPORTING  COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require Health Express's officers and directors, and persons who beneficially own more than ten percent of a registered class of Health Express's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish Health Express with copies.

          Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Health Express believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with and filed timely.

EXECUTIVE COMPENSATION

          The following table sets forth, for the fiscal year ended December 29, 2002 and December 30, 2001 and 2000 certain information regarding the compensation earned by Health Express's Chief Executive Officer and each of Health Express's most highly compensated executive officers whose aggregate annual salary and bonus for fiscal 2002 exceeds $100,000, (the "Named Executive Officers"), with respect to services rendered by such persons to Health Express and its subsidiaries.

                                            SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------
                                                ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                      ----------------------------------------  ------------------------------------------
NAME AND PRINCIPAL                                                     OTHER     RESTRICTED STOCK UNDERLYING       OTHER
  POSITION                  YEAR         SALARY          BONUS     COMPENSATION       AWARDS       OPTIONS     COMPENSATION
-------------------       -------     -------------    --------   -------------  --------------  ------------  ------------
----------------------------------------------------------------------------------------------------------------------------
Douglas Baker,              2002            $28,014        none            none            none            none         none
CEO and                     2001            $18,955        none            none        $105,000            none         none
President                   2000               none        none        $ 19,129            none            none         none
----------------------------------------------------------------------------------------------------------------------------
Marco D'Alonzo,             2002            $28,335        none            none            none            none         none
COO and                     2001            $18,553        none            none        $ 30,000            none         none
Secretary                   2000               none        none        $ 15,918            none            none         none
----------------------------------------------------------------------------------------------------------------------------
Bruno Sartori,              2002            $   500        none            none        $ 50,425            none         none
CFO(1)                      2001            $16,596        none            none        $ 90,000            none         none
                            2000               none        none        $ 38,025        $ 55,250         150,000         none
----------------------------------------------------------------------------------------------------------------------------
David Maltrotti,            2000               none        none        $  7,050        $ 12,500            none         none
Executive(2)                1999               none        none        $ 22,180        $ 12,000         200,000         none
Vice-President
----------------------------------------------------------------------------------------------------------------------------
Russ Lo Bello(3)            2002            $20,000        none            none            none            none         none
President



---------------

(1) Mr. Sartori's employment agreement expired on August 31, 2002. The exercise period for the balance of 142,366 unexercised options to purchase shares of Health Express's common stock was extended to expire on August 31, 2007, unless sooner exercised in accordance with their terms.

(2) Mr. David Maltrotti's services with Health Express terminated effective June 30, 2000. The options to purchase 200,000 shares of Health Express common stock were canceled as of the date of termination.

(3) Mr. Lo Bello was employed as President of a subsidiary from May 5, 2002 through August 23, 2002.

OPTION GRANTS

          The following table contains information concerning the stock option grants to each of the Named Executive Officers for the fiscal years ended December 31, 2000 and December 31, 1999. No stock options were granted for the fiscal years ended December 30, 2001 or December 29, 2002. No stock appreciation rights were granted to these individuals during any year.




-------------------------------------------------------------------------------------------------------------------------------
                                                                     INDIVIDUAL GRANTS
                               ------------------------------------------------------------------------------------------------
                                                                       % OF TOTAL
                                                       NUMBER            OPTIONS
                                                    OF SECURITIES        GRANTED
                                                     UNDERLYING        TO EMPLOYEES
                                    YEAR OF            OPTIONS         IN CALENDAR       EXERCISE PRICE         EXPIRATION
NAME                                 GRANT             GRANTED             YEAR             ($/Sh)(1)               DATE
--------------------------     ---------------     ---------------   ---------------     ---------------       --------------
Douglas Baker                             1999           2,000,000             47.62              $0.35                   (2)
Marco D'Alonzo                            1999           2,000,000             47.62              $0.35                   (2)
Bruno Sartori                             2000             150,000             65.22              $1.31                   (3)


---------------

(1)       The exercise price is to be paid in cash.

(2) The options are exercisable in whole or in part at any time until the earlier to occur of (i) the exercise of all options;(ii) he is no longer employed by Health Express; and (iii) the expiration of ten years from the date of grant.

(3) The options, as originally issued, were exercisable in whole or in part at any time until the earlier to occur of (i) the exercise of all options: (ii) he is no longer employed by Health Express; and (iii) the expiration of the two years and three months from the date of the grant. The exercise period for the unexercised options was extended by the Board to expire on August 31, 2007, and the employment requirement waived.

FISCAL YEAR-END OPTION VALUES


          The following table sets forth information regarding each exercise of stock options and the value realized and the number and values of unexercised options held by each of the Named Executive Officers as of December 29, 2002.



----------------------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF SECURITES                 VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED                     IN-THE-MONEY
                          SHARES                                      OPTIONS AT 12/29/02                   OPTIONS AT 12/29/02
                         ACQUIRED            VALUE         ---------------------------------------  ------------------------------
NAME                    ON EXERCISE         REALIZED          EXERCISABLE         UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
------------------   -----------------   --------------    ------------------  -------------------  --------------- ---------------
----------------------------------------------------------------------------------------------------------------------------------
Douglas  Baker            160,000            $56,000            1,840,000            -0-(1)            $1,380,000            -0-
----------------------------------------------------------------------------------------------------------------------------------
Marco D'Alonzo            283,200            $99,120            1,716,800            -0-(1)            $1,287,600            -0-
----------------------------------------------------------------------------------------------------------------------------------
Bruno Sartori               7,634               none              142,366            -0-(2)                   -0-            -0-
----------------------------------------------------------------------------------------------------------------------------------


---------------

(1) Equal to the fair market value of securities underlying the option at the fiscal year end ($1.10) minus the exercise price ($ 0.35) payable for those securities.

(2) No value is recognized on outstanding options exercisable at December 29, 2002, because the value of the underlying securities $1.10 per share of common stock is less than the exercise price for those securities ($1.31).

          Health Express has not entered into any Long-Term Incentive Plan Awards since inception.

COMPENSATION OF DIRECTORS

          During the year 2001, Health Express issued 2,000 shares of its common stock to Edward Meyer as compensation for services as a director. Health Express did not issue any shares of common stock as compensation to any director in 2002.

EMPLOYMENT  AGREEMENTS

          On December 6, 2002, Health Express entered into employment agreements with Douglas Baker and Marco D'Alonzo for a one-year term expiring on December 5, 2003. Unless either party shall give to the other written notice of termination on or before October 31, 2003, the term of this Agreement shall, on December 6, 2003, be extended for a period of one year, commencing as of December 6, 2003 and expiring on December 5, 2004. The salaries for both officers will be equal to an annual amount of $125,000 and will be accrued if Health Express is unable to pay any or all of the salary.

          On August 31, 2002, the employment agreement for Bruno Sartori as Chief Financial Officer of Health Express expired and Mr. Sartori notified the Board of Directors that he would not seek to extend the agreement. On August 30, 2002, the Board approved an extension of the exercise period for the unexercised options granted to Mr. Sartori under his employment agreement for a five-year period ending August 31, 2007.

          On February 3, 2003, Health Express entered into an employment agreement with Raymond Nevin as its President, after a 90 day probationary period, for a period of five (5) years from the date of the agreement. The initial salary will be at an annual amount of $90,000 and will increase to an annual amount of $110,000 after the sale of three (3) Healthy Bites Grill Franchises. Mr. Nevin will also be granted cash and stock bonuses based on achieving certain milestones as spelled out in the employment agreement.

COMMITTEES OF THE BOARD OF DIRECTORS

          The only standing committee of the Board of Directors is the Audit Committee of which Edward Meyer is the Chairman and sole member. On March 21, 2003, the Audit Committee held a meeting to discuss the audited financial statements for the fiscal year ended December 29, 2002, and met with the independent accountants at which time the independent accountants made a presentation to the Committee of all required reports and discussed the scope of the audit, independence of the auditor, non-attest services performed for Health Express and all fees related to such services and discussed all other required rules and auditing standards. The Audit Committee received written documentation from the independent accountants required by Independence Standards Board
Standard No. 1. The Audit Committee and the independent accountants also reviewed and discussed the audited financial statements for the fiscal year ended December 29, 2002 with management. The Audit Committee also discussed matters required to be discussed by SAS 61 with the independent accountants and management. Health Express has adopted a written charter for the Audit Committee. The Audit Committee consists of one member, Mr. Edward Meyer, who acts as Chairman of the Committee. Mr. Meyer is independent of Health Express.

                             DESCRIPTION OF PROPERTY

          Health Express leases approximately 1,400 square feet for its corporate headquarters located at 1761 W. Hillsboro Blvd, Suite 203, Deerfield Beach, Florida. The lease commenced on May 15, 2002 for a term of three years. The monthly rent is $1,400. Additional rent of $816.67 plus sales tax is adjusted annually as set forth in the lease.

          The Boca Restaurant, located at 21300 St. Andrews Boulevard, opened on June 24, 2002 and is adjacent to the city's major shopping mall which is approximately two miles from the north/south interstate. The Boca Restaurant is a freestanding building, previously used as a fast food restaurant with an existing drive-thru facility. On May 7, 2001, Health Express entered into a five-year lease, with two five-year options. Initial monthly rental payments are $8,333.33 plus common area maintenance of $1,900 and real estate taxes of $1,400. This restaurant is approximately 4,000 square feet with a capacity of inside seating for approximately 98 customers. Located within a strip mall, it offers ample parking and easy access for both northbound and southbound traffic.

                               LEGAL PROCEEDINGS

          Health Express is not involved, nor has been involved in any legal proceedings since its inception.

                             PRINCIPAL STOCKHOLDERS


          The following table sets forth information with respect to the beneficial ownership as of June 18, 2003 for any person who is known to Health Express to be the beneficial owner of more than 5% of Health Express's common stock.





----------------------------------------------------------------------------------------------------------------------------------
                                           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
----------------------------------------------------------------------------------------------------------------------------------
                                                                      AMOUNT AND
                                                                      NATURE OF
                                  NAME AND                            BENEFICIAL              PERCENTAGE OF
TITLE OF CLASS            ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP                CLASS (4)
------------------------  ----------------------------------------  -----------------      --------------------
----------------------------------------------------------------------------------------------------------------------------------
Common                     Douglas Baker                               4,020,920(1)                      36.67%
                           5206 NW  28 St.
                           Margate, Florida 33063

Common                     Marco D'Alonzo                              3,606,393(1)                      32.89%
                           4892 N. Citation Drive, No. 106
                           Delray Beach, Florida 33445

Common                     Rider Insurance Company                     3,666,667(2)                      33.43%
                           120 Mountain Avenue
                           Springfield, New Jersey 07081

Common                     Cornell Capital Partners, L.P.                625,000(3)                       5.30%
                           101 Hudson Street -- Suite 3606
                           Jersey City, NJ  07302


----------------------------------------------------------------------------------------------------------------------------------
                                               SECURITY  OWNERSHIP OF MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------------
                                                                      AMOUNT AND
                                                                      NATURE OF
                                  NAME AND                            BENEFICIAL              PERCENTAGE OF
TITLE OF CLASS            ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP                CLASS (4)
------------------------  ----------------------------------------  -----------------      --------------------
----------------------------------------------------------------------------------------------------------------------------------
Common                     Douglas Baker                               4,020,920(1)                      36.67%
                           5206 NW  28 St.
                           Margate, Florida 33063

Common                     Marco D'Alonzo                              3,606,393(1)                      32.89%
                           4892 N. Citation Drive, No. 106
                           Delray Beach, Florida 33445

Common                     Susan Greenfield                              478,858                          4.37%
                           19277 Natures View Court
                           Boca Raton, Florida 33498

Common                     Edward Meyer                                    2,000                             *
                           2809 Embassy Drive
                           West Palm Beach, Florida 33701

Common                     Raymond Nevin                                       0                             *
                           650 Canistel Lane
                           Boca Raton, Florida 33486

----------------------------------------------------------------------------------------------------------------------------------
                                            SECURITY   OWNERSHIP OF MANAGEMENT
----------------------------------------------------------------------------------------------------------------------------------
                                                                      AMOUNT AND
                                                                      NATURE OF
                                  NAME AND                            BENEFICIAL              PERCENTAGE OF
TITLE OF CLASS            ADDRESS OF BENEFICIAL OWNER                 OWNERSHIP                CLASS (4)
------------------------  ----------------------------------------  -----------------      --------------------
----------------------------------------------------------------------------------------------------------------------------------
Common                     Patricia Durante                               10,000                             *
                           6620 Marbletree Lane
                           Lake Worth Florida 33467


ALL OFFICERS AND DIRECTORS
  AS A GROUP (6) PERSONS                                               8,118,171                         74.03%


*         Less than 1%.

(1) Mr. D'Alonzo and Mr. Baker have options to purchase 1,716,800 and 1,840,000 shares, respectively, of common stock at an exercise price of $0.35 per share. The options are exercisable for a period of ten years from June 15, 1999 and are included in the calculation of ownership in accordance with Rule 13(d) of the Securities Act.

(2) Rider Insurance Company has warrants to purchase 2,000,000 shares of Health Express's common stock at an exercise price of $1.00. The warrants are exercisable for a period of ten years from May 2, 2001.

(3)       Consists  of  up  to  625,000   shares  of  common  stock   underlying
          convertible debentures assuming a conversion price of 80% of $0.50.


(4) Applicable percentage of ownership is based on 10,966,563 shares of common stock outstanding as of June 18, 2003 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 18, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN


          The  following   table  sets  forth  the  securities  that  have  been
authorized under equity compensation plans as of December 29, 2002.

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 NUMBER
                                                                           NUMBER                             OF SECURITIES
                                                                        OF SECURITIES        WEIGHTED-      REMAINING AVAILABLE
                                                                        TO BE ISSUED          AVERAGE       FOR FUTURE ISSUANCE
                                                                       UPON EXERCISE      EXERCISE PRICE       UNDER EQUITY
                                                                       OF OUTSTANDING     OF OUTSTANDING    COMPENSATION PLANS
                                                                          OPTIONS,           OPTIONS,      (EXCLUDING SECURITIES
                                                                        WARRANTS AND       WARRANTS AND          REFLECTED
                                                                           RIGHTS             RIGHTS          IN COLUMN (a))
                                                                    --------------------  ---------------- -------------------
                                                                             (a)                  (b)               (c)
------------------------------------------------------------------  --------------------  ---------------- -------------------
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by security holders                                 0               --                   0
------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved by security holders                     6,082,166           $0.622                   0
                                                                    --------------------  ---------------- -------------------
------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                          6,082,166           $0.622                   0
                                                                    ====================  ===============  ===================
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

          During the past two (2) years, Health Express has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of Health Express's Common Stock, except as disclosed in the following paragraphs.



          During the fiscal year 2001 Mr. Baker and Mr. D'Alonzo received as additional compensation 140,000 and 40,000 shares of Health Express's common stock, respectively. Health Express also received $66,660 in short-term financing from three directors of Health Express Mr. Baker, Mr. D'Alonzo and Ms. Greenfield at various times during 2002. The notes payable bear interest at 5.5% per annum and are payable on June 30, 2003. On March 6, 2003, an additional $25,000 was received from one of the directors of Health Express, Susan Greenfield The note payable bears interest at 5.5% per annum and is payable on June 30, 2003.


          Health Express received $70,000 in financing from a related party the Daniel Sartori trust, Bruno Sartori trustee, who is director of Health Express on May 20, 2002. The note was payable on September 20, 2002 and included interest at 5.5% per annum. On November 8, 2002, $50,000 of the note payable, after repayment of $20,000 principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of Health Express's restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. As of April 1, 2003, Health Express has not repaid the $50,000 that remains outstanding, however, Health Express is in negotiations with the lender and believes that the due date of the note will be extended to July 31, 2003 in consideration for the 10,000 shares of Health Express' common stock.

          On December 6, 2002, Health Express entered into employment agreements with Douglas Baker and Marco D'Alonzo for a one-year term expiring on December 5, 2003, renewable for a second year. Unless either party shall give to the other written notice of termination on or before October 31, 2003, the term of this Agreement shall, on December 6, 2003, be extended for a period of one year, commencing as of December 6, 2003 and expiring on December 5, 2004. The salaries for both officers will be equal to an annual amount of $125,000 and will be accrued if Health Express is unable to pay any or all of the salary.

          On February 3, 2003, Health Express hired Raymond Nevin to be the new president of Health Express and entered into a five-year employment agreement with him. His initial salary will be $90,000 per year and will increase to an amount of $110,000 after the sale of the first three franchises.

          On February 20, 2003, Health Express sold its first franchise to one of Health Express's directors, Susan Greenfield. The franchisee has identified a location and is currently finalizing a lease located in South Florida. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. The franchise fee paid was $30,000 with an additional $5000 advertising deposit.

          On March 31, 2003, Susan Greenfield, a director of Health Express, purchased 142,858 shares of common stock at a price of $0.35 per share in a private placement pursuant to Section 4(2) of the Securities Act of 1933.

          On March 31, 2003, Equitilink, LLC, an unaffiliated California limited liability company, entered into an agreement with Health Express on March 31, 2003, under which Equitilink has agreed to provide public relations services to Health Express, including the development, implementation and maintenance of an ongoing program to increase the investment community's aware of Health Express. The agreement has a ten-month term. Equitilink received 200,000 shares of Health Express' common stock.

          On March 31, 2003, J. Pollack & Company, Inc. is an unaffiliated Florida corporation that entered into an agreement with Health Express under which J. Pollack & Company, Inc. has agreed to provide public relations services to Health Express, including disseminating information and creating market awareness about Health Express. The agreement has a twelve-month term. J. Pollack & Company, Inc. received 102,000 shares for its services. J. Pollack & Company, Inc. was to also receive 120,000 shares of common stock, payable at 30,000 shares every third month after the effective date of this registration statement, as compensation under the agreement. Subsequently, on May 9, 2003, Health Express and J. Pollack terminated the agreement and J. Pollack returned the 102,000 shares of common stock to Health Express.

          On April 25, 2003, Health Express entered into a consulting agreement with Geoffrey Eiten, under which Mr. Eiten shall provide corporate planning and evolution of business strategies. Mr. Eiten shall not be providing any investment banking services to Health Express. The agreement has a one year term, and Mr. Eiten received 200,000 shares of Health Express under a stock incentive Plan registered on Form S-8 on 2003, and is entitled to a transaction fee equal to 10% of the value of the transaction for any merger or similar transaction Mr. Eiten is responsible for introducing to Health Express.

          Subsequent to March 30, 2003, on Health Express received $50,000 in short-term financing from Susan Greenfield, a director of Health Express, and $5,750 from Marco D`Alonzo, also a director of Health Express, on May 13, 2003. On June 13, 2003, Health Express received an additional $70,000 in short-term financing from Ms. Greenfield. Each of these notes bears interest at 5.5% per annum and are payable on December 31, 2003.

          Mr. Bruno Sartori was employed as Health Express's Chief Financial Officer pursuant to an employment agreement entered into on May 30, 2000 that expired on August 31, 2002. He was compensated a total of 66,700 shares of Health Express's Common Stock for the year 2002, 126,000 shares of Health Express's Common Stock for the year 2001 and 35,000 shares of Health Express's Common Stock for the year 2000. The agreement also granted Mr. Sartori options to acquire 150,000 shares of Health Express's Common Stock at a purchase price of $1.31 per share of which 7,634 were exercised. The exercise period of the remaining 142,366 options was extended in August 2002 until August 31, 2007.

          Health Express did not give anything of value to, or receive anything of value from, any promoter since inception.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

          Health Express's common stock currently trades on the Over-The-Counter Bulletin Board ("OTC:BB") under the trading symbol "HEXS".

          The following table sets forth the highest and lowest bid prices for the common stock for each calendar quarter and subsequent interim period since January 1, 2001, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

           -------------------------------------------------------------------------------
                                                                BID PRICES
                                                    --------------------------------------
                                                         HIGH                  LOW
                                                    -------------       ------------------
           -------------------------------------------------------------------------------
           2001
           -------------------------------------------------------------------------------
           First Quarter                             $1.22                  $0.75
           Second Quarter                            $2.50                  $0.80
           Third Quarter                             $2.55                  $0.80
           Fourth Quarter                            $1.39                  $0.80
           -------------------------------------------------------------------------------
           2002
           -------------------------------------------------------------------------------

           First Quarter                             $1.25                  $0.95
           Second Quarter                            $1.97                  $0.85
           Third Quarter                             $1.40                  $0.30
           Fourth Quarter                            $1.50                  $0.43
           -------------------------------------------------------------------------------
           2003
           -------------------------------------------------------------------------------

           First Quarter                             $1.07                  $0.65
           Second Quarter through June 17, 2003      $0.90                  $0.45



         Health Express presently is authorized to issue 50,000,000 shares of Common Stock with $ 0.001 par value. As of June 18, 2003, there were 101 holders of record of Health Express's common stock and 10,966,563 shares issued and outstanding.


          Health Express is authorized to issue 10,000,000 shares of $0.01 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

DIVIDENDS


          Health Express has not declared or paid cash dividends on its Common Stock since its inception and does not anticipate paying such dividends in the foreseeable future. The payment of dividends may be made at the discretion of the Board of Directors and will depend upon, among other factors, on Health
Express's operations, its capital requirements, and its overall financial condition.

                            DESCRIPTION OF SECURITIES
GENERAL

          Health Express' authorized capital consists of 50,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. At March 31, 2003, there were 10,822,563 outstanding shares of common stock and no outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to Health Express' capital stock. For additional information, please refer to Health Express' Articles of Incorporation and By-Laws and the Florida statutes.

COMMON STOCK


          Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Health Express' present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED  STOCK

          Health Express is authorized to issue 10,000,000 shares of $0.01 par value preferred stock, none of which is outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

WARRANTS

          Health Express has outstanding warrants issued on May 2, 2001 to Rider Insurance Company to purchase 2,000,000 shares of common stock at an exercise price of $1.00. These warrants are exercisable for a period of ten years from May 2, 2001.

          Health  Express also issued  warrants to  Francorp.,  Inc. on July 31,
2001 to purchase 38,000 shares of common stock in connection with Francorp's work on Health Express' franchise program. These warrants are exercisable at $2.00 per share and expire on July 31, 2006.

          During an offering pursuant to Regulation D of the Securities Act of 1933 between March 8, 2002 and July 17, 2002, Health Express issued warrants to purchase 345,000 shares of common stock at an exercise price of $1.50 per share. The warrants have an exercise period of 36 months.

OPTIONS

          Health Express has outstanding options to purchase its common stock issued to some of its current and past employees. As of December 29, 2002, options to purchase 1,716,800 and 1,840,000 shares of common stock are held by Mr. D'Alonzo and Mr. Baker, respectively, at an exercise price of $0.35 per share. These options are exercisable for a period of ten years from June 15, 1999. Mr. Sartori has 142,366 unexercised options to purchase shares of Health Express' common stock at an exercise price of $1.31 per share. These options expire on August 31, 2007.

DEBENTURES

          Health Express has outstanding convertible debentures, which were issued in the original principal amount of $250,000. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, Health Express has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. Health Express has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, Cornell Partners shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed by Health Express with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

TRANSFER AGENT

          The Transfer Agent for the common stock is Florida Atlantic Stock Transfer located at 7130 Nob Hill Road, Tamarac, Florida 33321.

LIMITATION OF LIABILITY:  INDEMNIFICATION

          Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Health Express from and against certain claims arising from or related to future acts or omissions as a director or officer of Health Express. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Health Express pursuant to the foregoing, or otherwise, Health Express has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

AUTHORIZED AND  UNISSUED  STOCK

          The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Health Express that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Health Express' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

          The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.

                                     EXPERTS

          The consolidated financial statements for the years ended December 29, 2002 and December 30, 2001 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

          Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                          HOW TO GET MORE INFORMATION

          We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                             HEALTH EXPRESS , INC.
                       CONSOLIDATED FINANCIAL STATEMENTS

                                                                                              PAGES
                                                                                              -----
Consolidated  Balance Sheets as of March 30, 2003  (Unaudited)  and December 29, 2002           F-2

Consolidated  Statement  of  Operations  (Unaudited)  for the Three Months Ended
    March 30, 2002 and March 31, 2002                                                           F-3

Consolidated  Statements  of Cash Flows  (Unaudited)  for the Three Months Ended
    March 30, 2003 and March 31, 2002                                                           F-4

Notes to Consolidated Financial Statements                                                      F-5

Independent Auditor's Report                                                                    F-9

Consolidated  Balance  Sheets as of  December  29,  2002 and  December  30, 2001
    (Audited)                                                                                  F-10

Consolidated  Statements of Operations for the Years Ended December 29, 2002 and
    December 30, 2001 (Audited)                                                                F-11

Consolidated  Statements of Cash Flows for the Years Ended December 29, 2002 and
    December 30, 2001 (Audited)                                                                F-12

Consolidated Statements of Stockholders' Equity for the Years Ended December 29,
    2002 and December 30, 2001 (Audited)                                                       F-13

 Notes to Consolidated Financial Statements                                                    F-14


                            HEALTH EXPRESS USA, INC.
                           CONSOLIDATED BALANCE SHEETS
                MARCH 30, 2003 (UNAUDITED) AND DECEMBER 29, 2002



                                     ASSETS
                                                                      March 30,    December 29,
                                                                         2003           2002
                                                                     -----------    -----------
CURRENT ASSETS
   Cash and cash equivalents                                         $    65,501    $     7,564

   Due from debenture holder                                              69,000           --
   Inventory                                                              13,748         18,907
   Prepaid expenses and other                                              4,783          6,188
                                                                     -----------    -----------
   TOTAL CURRENT ASSETS                                                  153,032         32,659

PROPERTY AND EQUIPMENT, net                                              535,709        567,323

DEPOSITS                                                                  54,475         62,478
                                                                     -----------    -----------
   TOTAL                                                             $   743,216    $   662,460
                                                                     ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                  $   141,236    $   111,906
   Accrued liabilities                                                   152,643         72,655
   Deferred franchise revenue                                             30,000           --
   Notes payable - related parties                                       146,660        116,660
   Liabilities of discontinued operation                                   3,587          3,587
                                                                     -----------    -----------
   TOTAL CURRENT LIABILITIES                                             474,126        304,808
                                                                     -----------    -----------
LONG TERM DEBT - Convertible debentures                                  250,000           --
                                                                     -----------    -----------

STOCKHOLDERS ' EQUITY
Preferred stock, $0.01 par value;10,000,000 shares authorized zero shares issued and outstanding Common stock, $0.001 par value; 50,000,000 shares authorized
10,511,039 and 10,368,181 issued and outstanding at March 30, 2003
and December 29, 2002 respectively                                        10,511         10,368
Additional paid-in capital                                             8,334,325      8,221,968
Accumulated deficit                                                   (8,325,746)    (7,874,684)
                                                                     -----------    -----------

   TOTAL STOCKHOLDERS' EQUITY                                             19,090        357,652
                                                                     -----------    -----------

   TOTAL                                                             $   743,216    $   662,460
                                                                     ===========    ===========


                 See notes to consolidated financial statements.

                            HEALTH EXPRESS USA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)
          FOR THE THREE MONTHS ENDED MARCH 30, 2003 AND MARCH 31, 2002


                                                       Three months          Three months
                                                           Ended                 Ended
                                                       March 30, 2003         March 31, 2002
                                                      ------------------     ----------------

REVENUES, net                                          $    209,091    $       --
COST OF COMPANY RESTAURANT SALES
Food and paper                                               71,480            --
Labor                                                        86,010            --
Occupancy                                                    35,273            --
Marketing                                                    14,570            --
Repairs                                                       4,280            --
Pre-opening expenses                                           --            38,755
Other direct costs                                           16,744            --
                                                       ------------    ------------
Total Cost of Company Restaurant Sales                      228,357          38,755
                                                       ------------    ------------
OTHER EXPENSES
Compensation                                                102,181          22,405
Depreciation                                                 31,614            --
General and Administrative                                  158,232          69,879
                                                       ------------    ------------
TOTAL OTHER EXPENSES                                        292,027          92,284
                                                       ------------    ------------
TOTAL EXPENSES                                              520,384         131,039
                                                       ------------    ------------
LOSS FROM OPERATIONS                                       (311,293)       (131,039)
OTHER NON-OPERATING INCOME (EXPENSE)
Interest income                                                 123             347
Interest expense                                           (139,892)         (1,142)
                                                       ------------    ------------
TOTAL OTHER NON-OPERATING (EXPENSE), net                   (139,769)           (795)

LOSS BEFORE PROVISION
FOR INCOME TAXES                                           (451,062)       (131,834)

PROVISION FOR INCOME TAXES                                     --              --
                                                       ------------    ------------
LOSS FROM CONTINUING OPERATIONS                            (451,062)       (131,834)

DISCONTINUED OPERATIONS
Loss from operations of discontinued Fort Lauderdale
  restaurant, net of taxes                                     --           (50,992)
                                                       ------------    ------------
LOSS ON DISCONTINUED OPERATIONS                                --           (50,992)
                                                       ------------    ------------
           NET LOSS                                    $   (451,062)   $   (182,826)
                                                       ============    ============
LOSS PER COMMON SHARE:
From continuing operations, basic and diluted          $      (0.04)   $      (0.01)
                                                       ============    ============
From discontinued operations, basic and diluted        $        --            (0.01)
                                                       ============    ============
Net loss per common share, basic and diluted           $      (0.04)   $      (0.02)
                                                       ============    ============
Weighted average common shares outstanding               10,372,943       8,849,725
                                                       ============    ============



                 See notes to consolidated financial statements.

                            HEALTH EXPRESS USA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (unaudited)
          FOR THE THREE MONTHS ENDED MARCH 30, 2003 AND MARCH 31, 2002



                                                                                  Three Months     Three Months
                                                                                     Ended            Ended
                                                                                  March 30, 2003   March 31, 2002
                                                                                 --------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
          Net loss                                                                    $(451,062)   $(182,826)
          Loss from discontinued operations                                                --         50,992
          Depreciation included in loss from discontinued operations                       --        (22,889)
                                                                                      ---------    ---------
          Loss from continuing operations
                                                                                       (451,062)    (154,723)
          Adjustments to reconcile net loss to net cash used in operating activities:
             Depreciation                                                                31,614         --
             Beneficial conversion feature on convertible debentures                     62,500         --
             Common stock issued for services                                              --          4,800
             Changes in operating assets and liabilities
               Inventory, prepaid expenses and other assets                               6,564      (23,038)
               Accounts payable, accrued liabilities and deferred franchise revenue     139,318      100,940
                                                                                      ---------    ---------
                Net cash used in continuing operations                                 (211,066)     (72,021)
                Net cash used in discontinued operations                                   --        (10,607)
                                                                                      ---------    ---------
                NET CASH USED IN OPERATING ACTIVITIES                                  (211,066)     (82,628)
                                                                                      ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
          Purchase of property and equipment                                               --       (183,431)
          Changes in other assets                                                         8,003        1,750
                                                                                      ---------    ---------
                Net cash provided by (used in) continuing operations
                                                                                          8,003     (181,681)
                Net cash used in discontinued operations                                   --         (4,250)
                                                                                      ---------    ---------
                NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                       8,003     (185,931)
                                                                                      ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
          Proceeds from issuance of convertible debentures                              181,000         --
          Loan payable from related party                                                30,000         --
          Net proceeds from issuance of common stock                                     50,000      252,000
                                                                                      ---------    ---------
                Net cash provided by continuing operations
                                                                                        261,000      252,000
                Net cash used in discontinued operations                                   --         (2,115)
                                                                                      ---------    ---------
                NET CASH PROVIDED BY FINANCING ACTIVITIES                               261,000      249,885
                                                                                      ---------    ---------
                NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     57,937      (18,674)

CASH AND CASH EQUIVALENTS, Beginning of the period                                        7,564      194,113
                                                                                      ---------    ---------
CASH AND CASH EQUIVALENTS, End of the period                                          $  65,501    $ 175,439
                                                                                      =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
          Cash paid during the period for interest                                    $     773    $   1,142
                                                                                      =========    =========
          Cash paid during the period for income taxes                                        $    $    --
                                                                                      =========    =========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
          During the quarter ending March 31, 2002, shareholders made capital contributions to the Company in the form of the Company's common stock with values of approximately $71,500

                 See notes to consolidated financial statements

                            HEALTH EXPRESS USA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

Basis of Presentation

     The accompanying consolidated condensed unaudited financial statements of Health Express USA, Inc., and its wholly-owned subsidiaries, Healthy Bites Grill, Inc., Healthy Bites Grill of Boca, Inc. and Health Express Franchise Company, (collectively the "Company"), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310(b) of Regulation S-B. The disclosures in the notes to the financial statements have been prepared in accordance with the instructions set forth under Item 310(b), Interim Financial Statements, of Regulation S-B. The requirements set forth under Item 310(b) require that footnotes and other disclosures should be provided as needed for the fair presentation of the financial statements and to ensure that the financial statements are not misleading. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The requirements of Item 310(b) also require disclosure of material subsequent events and material contingencies notwithstanding disclosure in the annual financial statements.

     In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included and there are no additional material subsequent events or material contingencies that require disclosure. The financial statements as of and for the periods ended March 30, 2003 and March 31, 2002 are unaudited.

     The  results  of  operations  for the  interim  periods  presented  are not necessarily indicative of the results of operations to be expected for the fiscal year. Certain information for 2002 has been reclassified to conform to the 2003 presentation. The accompanying interim consolidated financial statements should be read in conjunction with the annual consolidated financial statements and footnotes included in the Company's Form 10-KSB (as amended) filed for the year ended December 29, 2002.


         ORGANIZATION

     Health Express USA, Inc. (the "Company") was incorporated in Florida on July 2, 1998 to develop, construct and operate health and gourmet fast food restaurants. On April 10, 2000, the Company began operations in Fort Lauderdale, Florida of its first restaurant under the trade name "Healthy Bites Grill". The Company operated the restaurant through a wholly-owned subsidiary, Healthy Bites Grill, Inc., incorporated in Florida on January 26, 1999. The restaurant equipment and supplies were sold on September 23, 2002. The lease between the Company and the landlord, which expires on January 31, 2004, was assigned to the Buyer, but the Company remains as a personal guarantor until January 31, 2004. The restaurant, which offered eat-in, take-out and drive-thru service was a proven testing ground in determining, among other factors, consumer menu item preferences, market demographics, kitchen equipment requirements, food pricing guidelines, and sales and labor targets for profitable operations. Healthy Bites Grill is currently an active corporation but has not conducted business since the sale of the assets on September 23, 2002. Its activity is shown as discontinued operations on the financial statements.

         On May 7, 2001 the Company entered into a five-year lease, with two five-year options, for a second restaurant located in Boca Raton, Florida. The restaurant began operations on June 24, 2002 and operates through a wholly-owned subsidiary, Healthy Bites Grill of Boca, Inc., incorporated in Florida on May 7, 2001. This restaurant is expected to serve as the prototype for future franchisee operations.

         FRANCHISE OPERATIONS

         The Company conducts franchise operations through a wholly owned subsidiary, Health Express Franchise Company, incorporated in Florida on May 7, 2001. Initial fees from the awarding of individual franchises are recorded as revenue when the franchisee's restaurant is opened. Continuing fees from franchised restaurants are recorded as revenue when earned. An initial franchise fee of $30,000 was received during the three months ended March 30, 2003, and is recorded as deferred franchise revenue in the accompanying financial statements.


         GOING CONCERN CONSIDERATIONS

         The Company's financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate and to expand its franchising efforts. Ultimately, the Company must achieve profitable operations. Management is planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon the Company obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.


         NET LOSS PER SHARE

         SFAS No. 128, "Earnings Per Share," requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as the income or loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for common share equivalents such as convertible securities and options and warrants. The accompanying basic and diluted EPS computations are the same as the inclusion of common stock equivalents in the diluted computation would be anti-dilutive. Common stock equivalents, if converted, would have increased common shares outstanding at March 30, 2003 and March 31, 2002 by approximately 6,332,166 and 5,987,166, respectively.


         NOTE PAYABLE - RELATED PARTIES

         The Company received $70,000 in financing from a related party on May 20, 2002. The note was payable on September 20,2002 and included interest at 5.5% per annum. On November 8, 2002, the $50,000 note payable, after repayment of $20,000 principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of the Company's restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. Subsequent to March 30, 2003, the $50,000 note payable was extended through July 31, 2003 at an interest rate of 7% per annum and the issuance of 10,000 shares of the Company's restricted common stock to the note holder. The Company also received $30,000 in short-term financing from two directors of the Company during the first quarter of 2003. The notes payable bear interest at 5.5% per annum and are payable on June 30, 2003. Subsequent to March 30, 2003, the Company received $55,750 in short-term financing from two of its directors. The notes payable bear interest at 5.5% per annum and are payable on December 31, 2003.


         OTHER DEBT AND EQUITY TRANSACTIONS

         On January 17, 2003, the Company sold $250,000 of convertible debentures to Cornell Capital Partners, L.P. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible into the Company's common stock at the holders' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, the Company has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price similar to the terms described above. In accordance with applicable accounting standards for such issuances, the Company recorded an interest charge of $62,500 at issuance to account for the imbedded beneficial conversion feature. In addition, the Company recorded these other charges at issuance: $37,500 in professional fees, $20,000 in commissions, and (as described below) $75,000 for the Equity Line of Credit commitment fee (recorded as interest expense); these amounts were withheld from the proceeds of the debenture at closing. The Company has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, the holder shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

         On March 13, 2003, the Company entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under this agreement, the Company may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, the Company will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. Each advance is subject to limitations, including a maximum advance amount, and the frequency of the advances. In each advance notice the Company shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 was withheld from the January 2003 closing of the convertible debenture, and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, the Company entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker-dealer. Pursuant to the placement agent agreement, Health Express paid a one-time placement agent fee on March 31, 2003 of 9,524 shares of common stock equal to approximately $10,000 based on the Company's stock price on January 24, 2003.


         DISCONTINUED OPERATIONS

         During the third quarter of 2002, the Company discontinued the operations of its Fort Lauderdale restaurant, and has therefore reclassified these activities on the financial statements to discontinued operations.


         STOCK BASED COMPENSATION

         The Company follows the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, in accounting for stock-based transactions with employees and non-employees. Therefore, the Company records employee compensation expense in the statement of operations when equity instruments or stock options are issued. No such employee compensation expense was recorded for the three months ended March 30, 2003, and $4,800 was recorded for the three months ended March 31, 2002.

         In December 2002, SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," was issued. This pronouncement amends SFAS No. 123, "Accounting for Stock-Based Compensation," and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The Company has historically accounted for, and will continue to account for, its employee stock-based compensation under the fair value based method provisions of SFAS No. 123, therefore, the issuance of SFAS No. 148 will not have any impact on the Company's financial position, results of operations or cash flows.

         The following summarizes the Company's stock option activity for the three months ended March 30, 2003:


                                                     OPTIONED  WEIGHTED-AVERAGE
                                                       SHARES   EXERCISE PRICE
                                                     ---------  --------------
Options outstanding at December 29, 2002              3,699,166   $    0.39

Issued during the three months ended March 30, 2003        --          --

Exercised, expired or forfeited during
  the three months ended March 30, 2003                    --          --
                                                      ---------   ---------

Options outstanding at March 30, 2003                 3,699,166   $    0.39
                                                      =========   =========

         At March 30, 2003, all of the outstanding options are currently exercisable. Of this total, 142,366 options are exercisable at $1.31 each through August 31, 2007, and the balance at $0.35 each through June 14, 2009.


         INCOME TAXES

         All deferred tax assets created by net operating losses are offset in their entirety by a deferred tax asset valuation allowance, therefore, there is no provision or benefit for income taxes.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Health Express USA, Inc.

We have audited the accompanying consolidated balance sheets of Health Express USA, Inc. and its subsidiaries (collectively, the "Company") as of December 29, 2002 and December 30, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Health Express USA, Inc. and its subsidiaries as of December 29, 2002 and December 30, 2001 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered cumulative losses from operations since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, the Company has restated its 2002 financial statements to correct a mistake in the application of an accounting principle related to the accounting and disclosure for a discontinued operation pursuant to SFAS No. 144.


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants


Pompano Beach, Florida

May 16, 2003

                            HEALTH EXPRESS USA, INC.
                           CONSOLIDATED BALANCE SHEETS
                     December 29, 2002 and December 30, 2001
                                    Restated



                                                       ASSETS
                                                                                    December 29,         December 30,
                                                                                       2002                 2001
                                                                                 ----------------    ------------------
 CURRENT ASSETS
     Cash and cash equivalents                                                   $          7,564    $          211,169
     Inventory                                                                             18,907                     -
     Prepaid expenses and other                                                             6,188                18,221
     Assets of discontinued operations                                                          -                 9,679
                                                                                 ----------------    ------------------
     TOTAL CURRENT ASSETS                                                                  32,659               239,069

 PROPERTY AND EQUIPMENT, net                                                              567,323               110,172

 DEPOSITS                                                                                  62,478                62,510

 OTHER ASSETS OF DISCONTINUED OPERATIONS                                                        -               221,563
                                                                                 ----------------    ------------------
     TOTAL                                                                       $        662,460    $          633,314
                                                                                 ================    ==================

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
     Accounts payable                                                            $        111,906    $            6,547
     Accrued liabilities                                                                   72,655                50,651
     Notes payable - related parties                                                      116,660                     -
     Liabilities of discontinued operations                                                 3,587                19,635
                                                                                 ----------------    ------------------
     TOTAL CURRENT LIABILITIES                                                            304,808                76,833
                                                                                 ----------------    ------------------
 OTHER LIABILITIES OF DISCONTINUED OPERATIONS                                                   -                 5,694
                                                                                 ----------------    ------------------
 STOCKHOLDERS ' EQUITY
 Preferred stock, $0.01 par value;10,000,000 shares authorized zero shares issued and outstanding
 Common stock, $0.001 par value; 50,000,000 shares authorized
 10,368,181 and 8,550,123 issued and outstanding at December 29, 2002
 and December 30, 2001 respectively                                                        10,368                 8,550
 Additional paid-in capital                                                             8,221,968             7,347,867
 Accumulated deficit                                                                   (7,874,684)           (6,805,630)
                                                                                 ----------------    ------------------
     TOTAL STOCKHOLDERS' EQUITY                                                           357,652               550,787
                                                                                 ----------------    ------------------
     TOTAL                                                                       $        662,460    $          633,314
                                                                                 ================    ==================

                 See notes to consolidated financial statements

                            HEALTH EXPRESS USA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           FOR THE YEARS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001
                                    Restated

                                                          Year                              Year
                                                          Ended                             Ended
                                                    December 29, 2002                 December 30, 2001
                                                  ----------------------             ---------------------
REVENUES, net                                     $             470,059              $                  -

COST OF COMPANY RESTAURANT SALES
Food and paper                                                  171,097                                 -
Labor                                                           196,976                                 -
Occupancy                                                        68,562                                 -
Marketing                                                        33,643                                 -
Repairs                                                           8,722                                 -
Pre-opening expenses                                             98,136                           105,156
Other direct costs                                               39,410                                 -
                                                  ---------------------              --------------------
Total Cost of Company Restaurant Sales                          616,546                           105,156
                                                  ---------------------              --------------------
OTHER EXPENSES
Compensation                                                    182,996                           476,355
Compensatory stock and options                                  138,597                           269,875
Depreciation                                                     65,026                               625
General and administrative                                      305,183                           259,486
                                                  ---------------------              --------------------
TOTAL OTHER EXPENSES                                            691,802                         1,006,341
                                                  ---------------------              --------------------
TOTAL EXPENSES                                                1,308,348                         1,111,497
                                                  ---------------------              --------------------
LOSS FROM OPERATIONS                                           (838,289)                       (1,111,497)

OTHER NON-OPERATING INCOME (EXPENSE)
Interest Income                                                     495                             8,474
Interest Expense                                                 (8,466)                           (6,051)
                                                  ---------------------              --------------------
TOTAL OTHER NON-OPERATING (EXPENSE), net                         (7,971)                            2,423

LOSS BEFORE PROVISION
FOR INCOME TAXES                                               (846,260)                       (1,109,074)

PROVISION FOR INCOME TAXES                                            -                                 -
                                                  ---------------------              --------------------
LOSS FROM CONTINUING OPERATIONS                                (846,260)                       (1,109,074)

DISCONTINUED OPERATIONS
Loss from operations of discontinued
  Fort Lauderdale restaurant, net
  of taxes (including loss on disposal
  of $30,970 and $0)                                           (222,794)                         (266,702)
                                                  ---------------------              ---------------------
LOSS ON DISCONTINUED OPERATIONS                                (222,794)                         (266,702)
                                                  ---------------------              --------------------
       NET LOSS                                   $          (1,069,054)             $         (1,375,776)
                                                  =====================              ====================
LOSS PER COMMON SHARE:
From continuing operations, basic and diluted     $               (0.09)             $              (0.14)
                                                  =====================              =====================
From discontinued operations, basic and diluted   $               (0.02)             $              (0.03)
                                                  =====================              ====================
Net loss per common share, basic and diluted      $               (0.11)             $              (0.17)
                                                  =====================              ====================
Weighted average common shares outstanding                    9,576,062                         7,883,566
                                                  =====================              ====================


                 See notes to consolidated financial statements

                            HEALTH EXPRESS USA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           FOR THE YEARS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001
                                    Restated

                                                                                      Year                      Year
                                                                                      Ended                     Ended
                                                                                December 29, 2002         December 30, 2001
                                                                            -----------------------     ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                  $            (1,069,054)    $          (1,375,776)
  Loss from discontinued operations                                                         222,794                   266,702
                                                                            -----------------------     ---------------------
  Loss from continuing operations                                                          (846,260)               (1,109,074)
  Adjustments to reconcile net loss from continuing operations to net cash used in operating activities
     Depreciation                                                                            65,026                       625
     Common stock issued for compensation and interest                                       93,800                   309,775
     Charges for stock options and warrants                                                  46,369                   269,875
     Changes in certain assets and liabilities
        Inventory, prepaid expenses and other assets                                        (6,874)                  (18,221)
        Accounts payable and accrued liabilities                                            127,363                    25,512
                                                                            -----------------------     ---------------------
        Net cash used in continuing operations                                             (520,576)                 (521,508)
        Net cash used in discontinued operations                                           (121,638)                 (185,505)
                                                                            -----------------------     ---------------------
        NET CASH USED IN OPERATING ACTIVITIES                                              (642,214)                 (707,013)
                                                                            -----------------------     ---------------------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchase of property and equipment                                                 (518,607)                 (109,236)
        Changes in deposits                                                                      32                   (57,649)
                                                                            -----------------------     ---------------------
            Net cash used in continuing operations                                         (518,575)                 (166,885)
            Net cash provided by discontinued operations                                    120,000                         -
                                                                            -----------------------     ---------------------
            NET CASH USED IN INVESTING ACTIVITIES                                          (398,575)                 (166,885)
                                                                            -----------------------     ---------------------
CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from notes payable - related parties                                       136,660                         -
        Repayment of notes payable - related parties                                        (20,000)                        -
        Net proceeds from issuance of common stock                                          735,750                 1,082,870
                                                                            -----------------------     ---------------------
            Net cash provided by continuing operations                                      852,410                 1,082,870
            Net cash used in discontinued operations                                        (15,226)                   (6,973)
                                                                            -----------------------     ---------------------
            NET CASH PROVIDED BY FINANCING ACTIVITIES                                       837,184                 1,075,897
                                                                            -----------------------     ---------------------
            NET (DECREASE)  INCREASE IN CASH AND CASH EQUIVALENTS                          (203,606)                  201,999

CASH AND CASH EQUIVALENTS, Beginning of the period                                          211,169                     9,170
                                                                            -----------------------     ---------------------
CASH AND CASH EQUIVALENTS, End of the period                                $                 7,563     $             211,169
                                                                            =======================     =====================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
       Cash paid during the period for interest                             $                 5,806     $               6,051
                                                                            =======================     =====================
       Cash paid during the period for income taxes                         $                     -     $                   -
                                                                            =======================     =====================
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:


During the quarters ending March 31, 2002 and 2001, shareholders made capital contributions to the Company in the form of the Company's common stock with values of approximately $71,500 and $150,000, respectively.


                 See notes to consolidated financial statements

                            HEALTH EXPRESS USA, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           FOR THE YEARS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001


                                                          Common Stock
                                                    -------------------------    Additional
                                                      Shares        at Par         Paid-In    Accumulated
                                                      Issued         Value         Capital      Deficit         Total
                                                    ----------    -----------    -----------  ------------   -----------
STOCKHOLDERS' EQUITY, January 1, 2001                6,467,722    $     6,468    $ 5,687,429  $(5,429,854)   $   264,043

Shares contributed and cancelled                      (200,000)          (200)           200           --             --

Issuance of 29,000 shares of restricted stock
at $0.35 private offering                               29,000             29         10,121           --         10,150

Issuance of 1,666,667 shares of restricted stock
at $0.60 private offering                            1,666,667          1,667        998,333           --      1,000,000

Issuance of 140,500 shares of restricted stock
at $ 0.35 - exercise of warrants                       140,500            140         49,035           --         49,175

Issuance of 46,334 shares of restricted stock-
exercise of options                                     46,334             46         23,499           --         23,545

Issuance of 399,900 shares of restricted
stock for compensation and prizes                      399,900            400        309,375           --        309,775

Additional paid in capital for stock options
and warrants                                               --              --        269,875           --        269,875

Net loss for the year ended December 30, 2001              --              --             --   (1,375,776)    (1,375,776)
                                                    ----------    -----------    -----------  -----------    -----------

STOCKHOLDERS' EQUITY, December 30, 2001              8,550,123          8,550      7,347,867   (6,805,630)       550,787

Issuance of 1,008,000 shares of restricted stock
at $0.25 private offering                            1,008,000          1,008        250,992           --        252,000

Issuance of 345,000 shares of restricted stock
at $0.75 private offering                              345,000            345        258,405           --        258,750

Issuance of 642,858 shares of restricted stock
at $0.35 private offering                              642,858            643        224,357           --        225,000

Shares contributed and cancelled                      (287,000)          (287)           287           --             --

Issuance of 109,200 shares of restricted
stock for compensation and interest                    109,200            109         93,691           --         93,800

Modification of terms of stock options                     --              --         46,369           --         46,369

Net loss for the year ended December 29, 2002              --              --             --   (1,069,054)    (1,069,054)
                                                    ----------    -----------    -----------  -----------    -----------

STOCKHOLDERS' EQUITY, December 29, 2002             10,368,181    $    10,368    $ 8,221,968  $(7,874,684)   $   357,652
                                                    ==========    ===========    ===========  ===========    ===========




                 See notes to consolidated financial statements

                    HEALTH EXPRESS USA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 29, 2002 AND DECEMBER 30, 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION

Health Express USA, Inc. was incorporated in the State of Florida on July 2, 1998. Its wholly owned subsidiaries, organized in Florida, are Healthy Bites Grill, Inc., which was incorporated on January 26, 1999 and Healthy Bites Grill of Boca, Inc. and Health Express Franchise Company, which were incorporated on May 7, 2001. The consolidated financial statements are presented following the elimination of any inter-company balances and transactions. Health Express USA, Inc. and its subsidiaries are collectively referred to herein as the "Company" or "Health Express". The Company is primarily engaged in operating a gourmet, fast-food health and nutrition restaurant, which began operations in Fort Lauderdale, Florida on April 10, 2000 through its wholly owned subsidiary, Healthy Bites Grill, Inc. The Fort Lauderdale restaurant equipment and supplies were sold on September 23, 2002. The Fort Lauderdale restaurant is reported as discontinued operations on the financial statements. On June 24, 2002, the Company began operations at a second restaurant in Boca Raton, Florida through its wholly owned subsidiary, Healthy Bites Grill of Boca, Inc. The Company plans to expand through franchising. Franchise operations will be conducted through its wholly owned subsidiary, Health Express Franchise Company. The financial statements and notes are the representation of the Company's management, which is responsible for their integrity and objectivity. The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America.

GOING CONCERN CONSIDERATIONS

The Company's financial statements have been prepared on a going concern basis that contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $1,069,054 and $1,375,776 for the years ended December 29, 2002 and December 30, 2001, respectively, and has an accumulated deficit of $7,874,684 at December 29, 2002. The Company has incurred cumulative losses since inception, has funded operations through investor capital, and has yet to generate sufficient revenues from its operating activities to cover its expenses.
Management recognizes that the Company must generate additional resources to enable it to continue operations. Management is planning to obtain additional capital principally through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon the Company obtaining additional equity capital and ultimately obtaining profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the accompanying consolidated financial statements will be materially affected.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue from restaurant sales is recognized at the time of the transaction with the customer, and since all sales are for cash or by credit cards, there are no trade receivables. Revenues are shown net of customer discounts or allowances taken at the time of the sale. Once franchise activities begin, the Company will record revenues from franchise activities in accordance with applicable accounting standards for franchisors.

INVENTORY

Inventory, consisting of food, beverages and supplies, is carried at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventory of paper products held in storage by a supplier is stated at cost on a specific identification basis.



PROPERTY AND EQUIPMENT

Property and equipment are recorded at acquisition cost and depreciated using the straight-line method over the estimated useful lives of the assets. Useful lives range from three to five years. Expenditures for routine maintenance and repairs are charged to expense as incurred. ADVERTISING The Company expenses advertising costs to operations in the year incurred. Advertising expense was $33,643 and $0 for the years ended December 29, 2002 and December 30, 2001, respectively.


INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, net operating loss carry forwards and tax credit carry forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets may not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax rates when such changes occur. NET LOSS PER SHARE The Company follows the provisions of SFAS No. 128, "Earnings per Share," which requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants.

STOCK BASED COMPENSATION

The Company accounts for stock based compensation under the provisions of SFAS No. 123, "Accounting for Stock Based Compensation". For stock and options issued to employees, and for transactions with non-employees in which services were performed in exchange for the Company's common stock, the transactions are recorded on the basis of fair value of the services received or the fair value of the equity instruments issued, whichever was more readily measurable.

CASH AND CASH  EQUIVALENTS

Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase. The Company occasionally maintains cash balances in financial institutions in excess of federally insured limits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash, accounts payable and accrued liabilities are reported in the financial statements at cost, which approximates fair value due to the short-term maturity of those instruments. The fair values of the Company's debt and capital lease obligations are the same as the reported amounts because rates and terms approximate current market conditions.


STATEMENT OF COMPREHENSIVE INCOME

In accordance with SFAS No. 130, "Reporting Comprehensive Income", the Company is required to report its comprehensive income. Other comprehensive income refers to revenue, expenses, and gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss), as these amounts are recorded directly as an adjustment to stockholders' equity. A statement of comprehensive income
(loss) is not presented since the Company has no items of other comprehensive income. Comprehensive income (loss) is the same as net income for the periods presented herein.


SEGMENT  REPORTING

Under SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," the Company's operations are now defined as consisting of two operating segments, restaurant operations and franchising. During the quarter ended June 30, 2001, the Company began its franchising efforts, but has yet to generate any revenues from this activity. Franchising operations reported an operating loss for the year ended December 29, 2002 and the period from May 7, 2001 through December 30, 2001 of $7,758 and $143,400, respectively. The remainder of the Company's loss is attributable to its restaurant operations. The franchising segment has no depreciation or amortization, and the only asset is a minimal amount of cash.


 RECENT ACCOUNTING PRONOUNCEMENTS


In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of long-lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of and APB No. 30, Reporting the Results of Operations - Reporting the Effects of the Disposal of a Segment Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 establishes a single accounting model for assets to be disposed of by sale whether previously held and used or newly acquired. SFAS No. 144 retains the provisions of APB No. 30 for presentation of discontinued operations in the income statement, but broadens the presentation to include a component of an entity. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and the interim periods within. The adoption of SFAS No. 144 did not have an immediate impact on the Company's financial statements; however, as described in Note 10 to the financial statements, the Company disposed of a component in September 2002 and has accounted for the disposal under the applicable provisions of SFAS No. 144.

In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Exit or Disposal Activities." Statement 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that currently are accounted for pursuant to the guidance that the Emerging Issues Task Force set forth in Issue No. 94-3. The scope of Statement 146 also includes (1) costs related to terminating a contract that is not a capital lease, (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract and (3) costs to consolidate facilities or relocate employees. Statement 146 is required to be effective for our exit or disposal activities initiated after December 29, 2002. The adoption of SFAS No. 146 is not expected to have a significant impact on the Company's financial position, results of operations or cash flows.


RESTATEMENT

The Company has restated its 2002 financial statements to correct a mistake in the application of an accounting principle related to the accounting and disclosure for a discontinued operation pursuant to SFAS No. 144. As a result of a comment letter issued by the Securities and Exchange Commission on May 2, 2003, the Company has restated its 2002 annual and third quarter interim financial statements to reflect the closure of the Fort Lauderdale restaurant in September 2002 as a discontinued operation. The SEC has determined that the discontinued operations provisions included in SFAS No. 144 must be applied to the closing of the Fort Lauderdale restaurant. The Company had previously accounted for the closure of the Fort Lauderdale restaurant as part of the process of relocating to the new Boca Raton facility, and therefore included its activities in continuing operations. The financial statement impact of the application of the restatement is to reclassify and consolidate a significant portion of the Company's operations, assets and liabilities beginning with the interim period ended September 29, 2002. The Company's net loss, the related per share amounts, and stockholders' equity will not change from what was previously reported.

OTHER

Certain 2001 amounts have been reclassified to conform to the presentation used for the 2002 financial statements. The Company's interim accounting periods end on the last Sunday of each calendar quarter, and the fiscal year ends on the last Sunday in December.





NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 29, 2002 and December 30, 2001:

                                                                           2002                  2001
                                                                     ---------------        ---------------
              Construction costs and leasehold improvements          $       486,521        $       107,721
                 - restaurants
              Restaurant equipment                                           143,243                   --
              Office equipment                                                 3,536                  3,402
                                                                     ---------------        ---------------
              Total cost                                                     633,300                111,123
              Less: Accumulated Depreciation                                  65,977                    951
                                                                     ---------------        ---------------
              Property and equipment, net                            $       567,323        $       110,172
                                                                     ===============        ===============






Depreciation expense (including amortization of leases) totaled $65,026 and $625 for the years ended December 29, 2002 and December 30, 2001, respectively. No depreciation expense was recorded in 2001 for construction costs incurred for the Boca Raton restaurant since it had not yet started operations.

NOTE 3 - CAPITAL LEASE OBLIGATIONS

The Company acquired certain restaurant equipment under the provisions of various long-term leases and has capitalized the minimum lease payments. The equipment was returned and the lease terminated after the sale of the Fort Lauderdale restaurant equipment and supplies on September 23, 2002. As of December 29, 2002 and December 30, 2001 the leased property has a recorded cost of $0 and $27,001, respectively. Depreciation expense in the amount of $6,575 and $9,000 was recorded in the period from December 31, 2001 through September 23, 2002 and for the year ended December 30, 2001, respectively. All of these
amounts  have  been   reclassified   to  discontinued   operations.

NOTE  4  - STOCKHOLDERS' EQUITY



PREFERRED STOCK

On June 10, 1999, the shareholders and directors voted to amend the Company's articles of incorporation to create a class of preferred stock comprised of 10,000,000 shares with a par value of $0.01. The preferred stock may be issued from time to time in one or more series and with such designations, rights, preferences, privileges, qualifications, limitations, and restrictions as shall be stated and expressed in a resolution of the Board of Directors providing for the creation and issuance of such preferred stock. No shares have been issued under this class of preferred stock.

COMMON  STOCK

The Company was originally incorporated with 7,500 shares of $1 par value common stock. On July 24, 1998, the shareholders and directors voted to amend the Company's articles of incorporation to change the number of authorized shares to 15,000,000 with a par value of $0.001. There were no prior outstanding shares of common stock. On June 10, 1999, the articles of incorporation were further amended to increase the authorized shares from 15,000,000 to 50,000,000.

ISSUANCE OF COMMON STOCK

During the year ended December 30, 2001, the Company sold 1,882,501 shares of common stock thorough private offerings and the exercise of warrants and stock options that resulted in net proceeds of $1,082,870 and issued 399,900 shares of restricted stock for compensation and prizes. Management of the Company placed a value of $309,775 on the shares issued, and recorded a corresponding compensation charge, which was the fair value of the restricted shares at issuance.


During the year ended December 30, 2001 Mr. Marco D'Alonzo, a director and officer, made a contribution to the Company of 200,000 shares of common stock.


During the year ended December 29, 2002, the Company sold 1,995,858 shares of common stock thorough private offerings that resulted in net proceeds of $735,750. The Company issued 345,000 stock purchase warrants pursuant to an offering for sale to accredited investors under Regulation D of the Securities Act of up to 250 units at $6,000 per unit. The offering was terminated on July 17, 2002. Additionally, the Company issued 104,200 shares of restricted stock for compensation placing a value of $92,050 on the shares issued and recording a compensation charge for the same amount. The value was the fair value of the restricted shares at issuance. The Company issued 5,000 shares as consideration to a note holder for extending the note's maturity date. Management of the Company placed a value of $1,750 on the shares issued and recorded this amount as interest expense. The value was the fair value of the restricted shares at issuance. During 2002, there were 287,000 shares of common stock contributed and cancelled by the Company.


INITIAL UNIT OFFERING WARRANTS

The Company's initial private placement, dated August 1, 1998, represented the issuance of 200,000 units, with each unit consisting of one share of common stock at a price of $0.10 and warrants to purchase seven shares of common stock at $0.70 per share. Total common stock initially available to be issued through the exercise of these warrants was 1,400,000. On June 3, 1999, the Company split the warrants by reducing the exercise price of the outstanding warrants by one-half, to $0.35 per share, and increasing the number by a multiple of two. The expiration date for the exercise of the warrants was originally August 31,1999 and had been extended to June 30, 2001. Outstanding but unexercised warrants expired on June 30, 2001.

OTHER WARRANTS

On July 31, 2001 the Company issued warrants to Francorp, Inc. for the purchase of 38,000 shares of the Company's common stock at an exercise price of $2.00 per share resulting in a warrant charge of $40,000. These warrants were immediately exercisable and non-forfeitable upon issuance, and were valued following the applicable provisions of SFAS No. 123. The exercise period of the warrants expires on July 31, 2006. See Note 7, Commitments and Contingencies - Other Agreements.

On May 2, 2001 the Company issued warrants to Rider Insurance Company for the purchase of 2,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The issuance was in conjunction with their purchase of common stock in the Company. The exercise period of the warrants expires on May 2, 2011.

 STOCK OPTIONS - EMPLOYEES

During the year ended December 30, 2001, the Company issued 200,000 stock options that are exercisable for 200,000 shares of common stock at fair value exercise price of $2.00, which were immediately vested. In accordance with SFAS No. 123, the granting of these stock options resulted in compensation expense of $165,000. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: a risk free interest rate of 5.0%, zero dividend yield, volatility of 55% and a weighted average expected life of the options of three years. These options were forfeited in 2002 when the employee left the Company. Additionally, in 2001, the Company recorded a remaining option charge based on an established vesting schedule of $64,875.

During the year ended December 29, 2002, the Company modified the expiration date of 142,366 stock options by extending the expiration date from August 31, 2002 to August 31, 2007. In accordance with SFAS No. 123, the modification of these stock options resulted in compensation expense of $46,368. The fair value impact for the modification of these options was estimated at the modification of grant using a Black-Scholes option pricing model with the following weighted average assumptions: a risk free interest rate of 3.0%, zero dividend yield, volatility of 98% and a weighted average expected life of the options of five years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock volatility. Because the Company's employees stock options have characteristics different from those traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

STOCK  OPTION  -  SUMMARY

The following table represents the Company's stock option activity for the years ended December 29, 2002 and December 30, 2001:



                                 OPTIONED SHARES
                         WEIGHTED AVERAGE EXERCISE PRICE


                                                                                         WEIGHTED
                                                            OPTIONED                     AVERAGE
                                                              SHARES                 EXERCISE   PRICE
                                                         ---------------             ------------------
          Options outstanding at January 1, 2001               3,795,500             $             0.39

            Granted during 2001                                  200,000             $             2.00
            Exercised during 2001                                (46,334)            $             0.51
                                                         ---------------             ------------------

          Options outstanding at December 30, 2001             3,949,166             $             0.47

            Forfeited during 2002                               (250,000)            $            (1.71)
                                                         ---------------             ------------------

          Options outstanding at December 29, 2002             3,699,166             $             0.39
                                                         ===============             ==================


At December 29, 2002, all of the outstanding options are currently exercisable. Of this total, 142,366 options are exercisable at $1.31 each through August 31, 2007, and the balance at $0.35 each through June 14, 2009. NOTE 5 - INCOME TAXES A summary of the provision for income taxes for the period ended December 29, 2002 and December 30, 2001 is as follows:



                                                 2002                         2001
                                           ----------------            ------------------
         Currently payable                 $             --            $               --
         Deferred benefit                           404,300                       550,100
         less: Valuation allowance                 (404,300)                     (550,100)
                                           ----------------            -------------------
              Provision for income         $            --             $               --
                                           ================            ==================


The deferred benefit, prior to the reduction for the valuation allowance, differs from the amount computed using the federal tax rate primarily due to the effects of state taxes and permanent differences. Of the deferred benefit before the allowance, approximately $84,000 in 2002 and $93,000 in 2001 relates to discontinued operations; however, after the application of the valuation allowance, there is no tax benefit in either year attributable to discontinued operations. Net deferred tax assets at December 29, 2002 and December 30, 2001 are as follows:

                                                                 2002                     2001
                                                           ---------------          --------------
        Available net operating loss carryovers            $     1,027,100          $      683,300
        Stock option/compensation charges                        1,893,900               1,866,600
        Other deferred tax assets                                   69,400                  36,200
        Less: Valuation allowance                               (2,990,400)             (2,586,100)
                                                           ---------------          --------------
          Net deferred tax assets                          $            --          $           --
                                                           ===============          ==============

The Company has used an estimated federal tax rate of 34% and a net effective state rate of 4% for all deferred tax computations. There are no significant deferred tax liabilities. The Company has recorded a valuation allowance in accordance with the provisions of SFAS No. 109 to reflect the estimated amount of deferred tax assets that may not be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income using the periods in which temporary differences and/or carryforward losses become deductible.


The Company has available tax net operating carryovers ("NOLs") as of December 29, 2002 of approximately $2.9 million. The NOLs will expire beginning in 2018. Certain provisions of the tax law may limit NOL carryforwards available for use in any given year in the event of a significant change in ownership interest. There have already been significant changes in stock ownership, however, management believes that an ownership change has not yet occurred which would cause the NOL carryover to be limited.


NOTE 6 - LEASE COMMITMENTS

The Company leases two properties; one in Deerfield Beach, Florida for administrative offices and one in Boca Raton, Florida for its restaurant operations with scheduled annual rental increases. The total rental payments are being amortized over the lives of the leases on a straight-line basis in accordance with SFAS No. 13. The Deerfield Beach office lease commenced on May 15, 2002 and is for a three year period terminating on May 31, 2005. The Boca Raton lease commenced on May 7, 2001 and is for a five-year period terminating on April 30, 2006. . Future annual minimum rental payments subsequent to December 29, 2002 are as follows:

                                  YEAR ENDING
                                  DECEMBER,
                                  --------------
                                   2003            $       136,875
                                   2004                    150,125
                                   2005                    133,660
                                   2006                     40,633
                                                   ---------------
                                  Total            $       461,293
                                                   ================




Total rent expense for the years December 29, 2002 and December 30, 2001 was $ 142,171 and $ 9,969, respectively. The rent for the Fort Lauderdale restaurant has been included in discontinued operations.

NOTE 7 - COMMITMENTS AND CONTINGENCIES =

OTHER AGREEMENTS

The Company has established vendor relationships with various food and supplies distributors. No contracts or commitments have been entered into and purchases are on terms or on a COD basis. There were no purchase commitments as of December 29, 2002.

On July 10, 2001 the Company entered into an agreement with Francorp, Inc., a consulting firm specializing in the development and implementation of comprehensive franchise programs. The total fee for the agreement was $136,000, which was paid for in cash in the amount of $60,000 plus 37,400 shares of the Company's stock. The management of the Company placed a value on the stock of $37,400. On July 31, 2001 the Company also issued Francorp, Inc. warrants for 38,000 shares of the common stock at a purchase price of $2.00 per share. The warrants expire on July 31, 2006.

LITIGATION, CLAIMS,  AND  ASSESSMENTS

In the ordinary course of business, the Company is exposed to various claims, threats, and legal proceedings. In management's opinion, the outcome of any such matters will not have a material impact upon the Company's financial position and results of operations.

GUARANTEE

The Fort Lauderdale restaurant equipment and supplies were sold on September 23, 2002. The lease between the Company and the landlord, which expires on January 31, 2004, was assigned to the Buyer, but the Company remains as a guarantor until January 31, 2004. No claim has been made against the Company under the guarantee.

NOTE 8 - NET LOSS PER COMMON SHARE

For the periods ended December 29, 2002 and December 30, 2001, basic and diluted weighted average common shares include only common shares outstanding, as the inclusion of common share equivalents would be anti-dilutive. However, the common stock equivalents, if converted, would have increased common shares outstanding at December 29, 2002 and December 30, 2001 by approximately 6,082,166 shares and 5,987,166 shares, respectively. A reconciliation of the number of common shares shown as outstanding in the consolidated financial statements with the number of shares used in the computation of weighted average common shares outstanding is shown below:

                                                                       2002            2001
                                                                   ------------     ----------
              Common shares outstanding at December 29th
                 and December 30th                                   10,368,181     8,550,123


              Effect of weighting                                      (792,119)     (666,557)
                                                                   ------------     ----------
              Weighted average common shares outstanding              9,576,062     7,883,566
                                                                   ============     ==========

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company received $70,000 in financing from a related party on May 20, 2002. The note was payable on September 20, 2002 and included interest at 5.5% per annum. On November 8, 2002, $50,000 of the note payable, after repayment of $20,000 principal, was extended through March 31, 2003 at an interest rate of 7% per annum and the issuance of 5,000 shares of the Company's restricted common stock to the note holder. The shares issued were valued at $1,750, and this amount was recorded as interest expense. The Company also received $66,660 in short-term financing from three directors of the Company at various times during 2002. The notes payable bear interest at 5.5% per annum and are payable on June 30, 2003.

NOTE 10 - DISCONTINUED  OPERATIONS

During the third quarter of 2002, the Company committed to a plan to sell its interests in the Fort Lauderdale restaurant, and on September 23, 2002, we closed on the sale. In accordance with SFAS No. 144, we have classified the results of operations of the Fort Lauderdale restaurant in discontinued operations.

The financial results of the Fort Lauderdale restaurant included in discontinued operations were as follows:

                                                         DECEMBER 29,            DECEMBER 30,
FOR THE FISCAL YEARS ENDED                                   2002                   2001
-------------------------------------------------       -------------          --------------
Revenue                                            $       200,427             $      398,886
Cost of Company Restaurant Sales                          (287,571)                  (542,957)
Other Expenses                                            (104,690)                  (122,631)
                                                   ---------------             --------------
Loss from Operations                                      (191,834)                  (266,702)
Interest Income                                                 10                       --
Loss on disposal of restaurant                             (30,970)                      --
                                                   ---------------             --------------
Loss from discontinued operations, net of tax      $      (222,794)            $     (266,702)
                                                   ===============             ==============



The current and non-current assets and liabilities of the Fort Lauderdale restaurant as of December 29, 2002 and December 30, 2001, were as follows:

                                                          December 29,            December 30,
                                                              2002                   2001
                                                         --------------           -------------
Inventory                                                $         --              $      9,679
Total current assets of discontinued operations                    --                      --
                                                                   --                     9,679
                                                         --------------            ------------

Property and equipment, net                                        --                   221,563
                                                         --------------            ------------
Total other assets of discontinued operations                      --                   221,563
                                                         --------------            ------------

Accounts payable                                                  3,587                     545
Accrued liabilities                                                --                     9,558
Current portion of capital lease obligations                       --                     9,532
                                                         --------------            ------------
Total current liabilities of discontinued operations               --                    19,635
                                                         --------------            ------------

Long-term portion of capital lease obligation                      --                     5,694
                                                         --------------            ------------
Total other liabilities of discontinued operations                 --                     5,694
                                                         --------------            ------------


There is no tax benefit in either year attributable to discontinued operations.

NOTE 11 - SEGMENT INFORMATION

The Company is organized into two reportable operating segments, restaurant operations and franchising. Restaurant operations previously included the operations of the Company's restaurant in Fort Lauderdale, Florida, which ceased its operations on September 23, 2002. The amounts below were revised to exclude amounts related to the discontinued operations. Franchise operations consists primarily of legal fees and costs associated with the preparation of the Uniform Franchise Offering Circular. See Note 1 - Organization.



                                                       RESTAURANT                                           CONSOLIDATED
                                                       OPERATIONS                 FRANCHISING                    TOTAL
                                                     ---------------           ----------------            -----------------
REVENUES
   Year ended December 29, 2002                      $       470,059            $             0            $         470,059
   Year ended December 30, 2001                      $          --              $             0            $               0

OPERATING LOSS FROM CONTINUING OPERATIONS
   Year ended December 29, 2002                      $       830,531            $         7,758            $         838,289
   Year ended December 30, 2001                      $       968,097            $       143,400            $       1,111,497

                                                       RESTAURANT                                           CONSOLIDATED
                                                       OPERATIONS                 FRANCHISING                    TOTAL
                                                     ---------------           ----------------            -----------------
SEGMENT ASSETS
   Year ended December 29, 2002                      $       662,356            $           104            $         662,460
   Year ended December 30, 2001                      $       402,722            $             0            $         402,722


DEPRECIATION
   Year ended December 29, 2002                      $        65,026            $             0            $          65,026
   Year ended December 30, 2001                      $           625            $             0            $             625








NOTE 12 - SUBSEQUENT EVENTS

On January 17, 2003, Health Express sold $250,000 of convertible debentures to Cornell Capital Partners, L.P. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date from the proceeds of the convertible debentures of January 23, 2003. The debentures are convertible at the Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, Health Express has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. In accordance with applicable accounting standards for such issuances, the Company will record a charge of $62,500 upon the issuance of the convertible debentures to account for the imbedded beneficial conversion feature. In addition, the Company will record other charges, as follows: $37,500 in professional fees, $20,000 in commissions, and $75,000 for the Equity Line of Credit commitment fee (see below). The amounts were withheld from the proceeds of the debenture at closing. Health Express has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, Cornell Partners shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed by Health Express with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

On March 13, 2003, Health Express entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. This agreement also terminated an Equity Line of Credit Agreement dated January 16, 2003, with substantially identical terms except that the January agreement contained an impermissible condition relating to the requirement that an active bid exist for Health Express to make draws under the Equity Line of Credit. In addition, the warrant in the January agreement was terminated. The March 2003 agreement eliminated the impermissible condition. Under the March agreement, Health Express may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, Health Express will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 95% of, or a 5% discount to, the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice Health Express shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 has been paid in cash from the proceeds of the convertible debentures of January 23, 2003, and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, Health Express entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker-dealer. Pursuant to the placement agent agreement, Health Express will pay a one-time placement agent fee of 9,524 shares of common stock equal to approximately $10,000 based on Health Express' stock price on January 23, 2003.

On February 20, 2003, the Company sold its first franchise to one of the Company's directors, Susan Greenfield The franchisee has identified a location and is currently finalizing a lease located in South Florida. The terms of this franchise agreement are based on the standard franchise agreement with no special consideration. The franchise fee paid was $30,000 with an additional $5,000 advertising deposit.

On March 6, 2003, the Company received an additional $25,000 from one of the directors of the Company. The note payable bears interest at 5.5% per annum and is payable on June 30, 2003.


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT HEALTH EXPRESS USA, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                            -----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:


          [ ] except the common stock offered by this prospectus;

          [ ] in any jurisdiction in which the offer or solicitation is not authorized;

          [ ] in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

          [ ] to any person to whom it is unlawful to make the offer or solicitation; or

          [ ] to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

          [ ] there have been no changes in the affairs of Health Express USA, Inc. after the date of this prospectus; or

[ ]  the information  contained in
         this prospectus is correct after the date of this prospectus.

                             -----------------------

Until _________, 2003, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.





                              ---------------------
                                   PROSPECTUS
                              ---------------------




                        7,200,000 SHARES OF COMMON STOCK




                            HEALTH EXPRESS USA, INC.






                              ______________, 2003

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Health Express from and against certain claims arising from or related to future acts or omissions as a director or officer of Health Express. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Health Express pursuant to the foregoing, or otherwise, Health Express has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Health Express will pay all expenses in connection with this offering.


                    ---------------------------------------------------------------------------------
                    Securities and Exchange Commission Registration Fee            $           523.00
                   ----------------------------------------------------------------------------------
                    Printing and Engraving Expenses                                $         2,500.00
                   ----------------------------------------------------------------------------------
                    Accounting Fees and Expenses                                   $        15,000.00
                   ----------------------------------------------------------------------------------
                    Legal Fees and Expenses                                        $        50,000.00
                   ----------------------------------------------------------------------------------
                    Miscellaneous                                                  $        16.977.00
                   ----------------------------------------------------------------------------------

                   ----------------------------------------------------------------------------------
                    TOTAL                                                          $        85,000.00
                   ----------------------------------------------------------------------------------


SALES OF UNREGISTERED SECURITIES



          During 2000, 2001, 2002 and through June 18, 2003, Health Express had the following unregistered issuances of securities:



----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        SHARES
COMMON STOCK                                                                              DATE          ISSUED       TOTAL($)
----------------------------------------------------------------------------------        ------------  --------  ---------------
----------------------------------------------------------------------------------------------------------------------------------
Conversion of 35,000 warrants at $0.35 per share - by Accredited Investors,
    unaffiliated to Health Express                                                        01/18/00       35,000    $ 12,250.00

Options exercised - 59,500 shares at $0.35 per share to Doug Baker                        02/01/00       59,500    $ 20,825.00

Conversion of 14,500 warrants at $0.35 per share by accredited investors,
    unaffiliated to Health Express                                                        02/01/00       14,500    $  5,075.00

Issuance of 14,000 restricted shares at $2.50 per share - Bruno Sartori                   02/09/00       14,000    $ 35,000.00

Issuance of 500 restricted shares at $2.50 per share - to
   unaffiliated third party contractor                                                    02/18/00          500    $  1,000.00

Issuance of 1,245 restricted shares at $2.50 per share - to
    unaffiliated third party contractor                                                   02/24/00        1,245    $  3,112.50

Conversion of 75,000 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         02/28/00       75,000    $ 26,250.00

Conversion of 65,000 warrants at $0.35 per share by accredited investors,
    unaffiliated to Health Express                                                        03/13/00       65,000    $ 22,750.00

Issuance of 550 restricted shares at $2.50 per share - to\
   unaffiliated third party contractor                                                    03/14/00          550    $  1,375.00

Options exercised - 28,000 shares at $0.35 per share to Marco D'Alonzo                    03/27/00       28,000    $  9,800.00

Issuance of 5,500 restricted shares at $2.50 per share - to
   unaffiliated third party contractor                                                    03/27/00        5,500    $ 13,750.00

Conversion of 28,000 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         03/27/00       28,000    $  9,800.00

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        SHARES
COMMON STOCK                                                                              DATE          ISSUED       TOTAL($)
----------------------------------------------------------------------------------        ------------  --------  ---------------
----------------------------------------------------------------------------------------------------------------------------------
Issuance of 120,500  restricted  shares at $1.50 per share - in private offering
   to accredited investors unaffiliated to Health Express                                 04/07/00      120,500    $180,750.00

Issuance of 9,000 restricted shares at $1.25 per share for - Bruno Sartori                06/01/00        9,000    $ 11,250.00

Issuance of 10,000 restricted shares at $1.25 per share - David Maltrotti                 06/01/00       10,000    $ 12,500.00

Conversion of 30,000 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         06/16/00       30,000    $ 10,500.00

Issuance of 100  restricted  shares at $1.25 per share -  promotional  prizes
   to person  unaffiliated to Health Express                                              06/16/00          100    $  1,125.00

Issuance of 300,000  restricted shares at $1.00 per share - private placement to
   accredited investors unaffiliated to Health Express                                    06/16/00      300,000     $300,00.00

Issuance of 1,500 restricted shares at $0.75 per share - Restaurant Manager to
   Health Express                                                                         08/22/00        1,500    $  1,125.00

Issuance of 200 restricted shares at $0.75 per share - promotional prizes to two
   persons (100 shares each) unaffiliated to Health Express                               06/16/00          200    $    150.00

Issuance of 100  restricted  shares at $0.75 per share -  promotional  prizes
   to person unaffiliated to Health Express                                               11/06/00          100    $     75.00

Issuance of 1,000 restricted shares at $0.75 per share - Restaurant Manager
   to Health Express                                                                      11/06/00        1,000    $    750.00

Issuance of 6,000 restricted shares at $0.75 per share - to unaffiliated
   third party for Advertising and Marketing Relations                                    11/06/00        6,000    $  4,500.00

Issuance of 6,000 restricted shares at $0.75 per share for - Bruno Sartori                11/06/00        6,000    $  4,500.00

Issuance of 100 restricted shares at $0.75 per share - to Employee
   of Health Express                                                                      12/07/00          100    $     75.00

Issuance of 6,000 shares of restricted stock at $0.75 per share - to unaffiliated
   third party for Advertising and Marketing Relations                                    12/07/00        6,000    $  4,500.00

Issuance of 500 restricted shares at $0.75 per share - Restaurant Manager
   of Health Express                                                                      12/07/00          500    $    375.00

Conversion of 5,700 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         12/07/00        5,700    $  1,995.00

Conversion of 3,600 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         01/01/01        3,600    $  1,260.00

Issuance of 100,000 restricted shares at $0.75 per share - Doug Baker                     01/11/01      100,000    $ 75,000.00

Issuance of 100,000 restricted shares at $0.75 per share - Bruno Sartori                  01/11/01      100,000    $ 75,000.00

Issuance of 6,000 restricted  shares at $0.75 per share - to unaffiliated
   third party for Advertising and Marketing Relations                                    01/26/01        6,000    $  4,500.00

Issuance of 1,000 restricted shares at $0.75 per share - Restaurant Manager
   at Health Express                                                                      01/26/01        1,000    $    750.00

Issuance of 500 restricted shares at $0.75 per share - Restaurant Manager
   at Health Express                                                                      01/26/01          500    $    375.00

Issuance of 6,000 restricted shares at $0.75 per share for - Bruno Sartori                01/26/01        6,000    $  4,500.00

Conversion of 57,200 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         01/30/01       57,200    $ 20,020.00

Options exercised - 7,634 shares at $1.31 per share to Bruno Sartori                      01/31/01        7,634    $ 10,000.54

Conversion of 28,600 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         01/31/01       28,600    $ 10,010.54

Issuance of 29,000 restricted shares at $0.35 per share private placement to
   accredited investors, unaffiliated to Health Express                                   02/22/01       29,000    $ 10,150.00

Issuance of 500 restricted shares at $0.75 per share to restaurant Manager
   for Health Express                                                                     03/03/01          500    $    375.00

Issuance of 1,000 restricted shares at $0.75 per share to restaurant Manager
   for Health Express                                                                     03/03/01        1,000    $    750.00


----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        SHARES
COMMON STOCK                                                                              DATE          ISSUED       TOTAL($)
----------------------------------------------------------------------------------        ------------  --------  ---------------
----------------------------------------------------------------------------------------------------------------------------------
Options exercised - 3,500 shares at $0.35 per share to Douglas Baker                      03/03/01        3,500    $  1,225.00

Conversion of 23,000 warrants at $0.35 per share by accredited investors,
    unaffiliated to Health Express                                                        03/05/01       23,000    $  8,050.00

Options exercised - 3,500 shares at $0.35 per share to Marco D'Alonzo                     03/07/01        3,500    $  1,225.00

Options exercised - 14,500 shares at $0.35 per share to Marco D'Alonzo                    03/20/01       14,500    $  5,075.00

Issuance of 6,000 restricted  shares at $0.75 per share - to unaffiliated
   third  party for Advertising and Marketing Relations                                   03/20/01        6,000    $  4,500.00

Conversion of 14,500 warrants at $0.35 per share by accredited investors,
    unaffiliated to Health Express                                                        03/20/01       14,500    $  5,075.00

Issuance of 40,000 shares of restricted stock at $0.75 per share-Marco D'Alonzo           04/06/01       40,000    $ 30,000.00

Issuance of 40,000 shares of restricted stock at $0.75 per share-Douglas Baker            04/06/01       40,000    $ 30,000.00

Issuance of 20,000 shares of restricted stock at $0.75 per share-Bruno Sartori            04/06/01       20,000    $ 15,000.00

Issuance of 500 restricted shares at $0.75 per share to restaurant Manager
   for Health Express                                                                     04/06/01          500    $    375.00

Issuance of 1,000 restricted shares at $0.75 per share to restaurant Manager
   for Health Express                                                                     04/06/01        1,000    $    750.00

Options exercised - 17,200 shares at $0.35 per share to Marco D'Alonzo                    04/10/01       17,200    $  6,020.00

Issuance of 2,000 shares of restricted stock at $0.75 per share-Edward Meyer              04/10/01        2,000    $  1,500.00

Issuance of 6,000 restricted shares of stock at $0.75 per share - to unaffiliated third
   party for Advertising and Marketing Relations                                          04/10/01        6,000    $  4,500.00

Conversion of 17,200 warrants at $0.35 per share by accredited investors,
   unaffiliated to Health Express                                                         04/10/01       17,200    $  6,020.00

Issuance of 1,666,667 shares at $0.60 per share private placement
   to Rider Insurance Company                                                             05/04/01    1,666,667    $  1,000.00

Issuance of 15,000 restricted shares at $0.75 per share - to unaffiliated third party
   for Advertising and Marketing Relations                                                06/28/01       15,000    $ 11,250.00

Issuance of 37,400 restricted shares at $1.00 per share - For Franchise to Francorp       07/23/01       37,400    $ 37,400.00

Issuance of 2,000 restricted shares at $1.00 per share - to unaffiliated third
   party contractor                                                                       07/23/01        2,000    $  2,000.00

Issuance of 15,000 restricted shares at $1.00 per share - to unaffiliated third
   party Attorney                                                                         11/20/01       15,000    $ 15,000.00

Issuance of 500 restricted shares at $0.25 per share - to employee                        01/24/02          500    $    125.00

Issuance of 2,000 restricted shares at $0.25 per share - to Restaurant Managers           01/24/02        2,000    $    500.00

Issuance of 16,700 restricted shares at $0.25 per share - to Bruno Sartori                01/24/02       16,700    $  4,175.00

Issuance of 1,008,000 restricted stock at $0.25 per share - private offering to accredited investors, unaffiliated with Health Express, and Susan Greenfield,
   who purchased 336,000 shares                                                           02/15/02    1,008,000    $252.000.00

Issuance of 129,000 restricted stock at $0.75 per share - private offering(a)             05/06/02      129,000    $ 96,750.00

Issuance of 24,000 restricted stock at $0.75 per share - private offering(a)              05/13/02       24,000    $ 18,000.00

Issuance of 16,000 restricted stock at $0.75 per share - private offering(a)              05/20/02       16,000    $ 12,000.00

Issuance of 25,000 restricted stock at $1.50 per share - Bruno Sartori                    05/28/02       25,000    $ 37,500.00

Issuance of 25,000 restricted stock at $1.50 per share - to employee                      05/28/02       25,000    $ 37,500.00

Issuance of 96,000 restricted stock at $0.75 per share - private offering(a)              06/03/02       96,000    $ 72,000.00

Issuance of 64,000 restricted stock at $0.75 per share - private offering(a)              06/21/02       64,000    $ 48,000.00

Issuance of 16,000 restricted stock at $0.75 per share - private offering(a)              07/10/02       16,000    $ 12,000.00

Issuance of 300,000 restricted stock at $0.35 per share - private offering(b)             09/06/02      300,000    $105,000.00

Issuance of 142,858 restricted stock at $0.35 per share - private offering(b)             10/18/02      142,858    $ 50,000.00

Issuance of 200,000 restricted stock at $0.35 per share - private offering(b)             10/23/02      200,000    $ 70,000.00

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        SHARES
COMMON STOCK                                                                              DATE          ISSUED       TOTAL($)
----------------------------------------------------------------------------------        ------------  --------  ---------------
----------------------------------------------------------------------------------------------------------------------------------
Issuance of 5,000 restricted stock at $0.35 per share - interest expense to Daniel
   Sartori trust, Bruno Sartori trustee                                                   11/21/02        5,000    $  1,750.00

Issuance of 25,000 restricted stock at $0.35 per share -  to Bruno Sartori                12/05/02       25,000    $  8,750.00

Issuance of 10,000 restricted stock at $0.35 per share - to Patricia Durante              12/05/02       10,000    $  3,500.00

Issuance of 9,524 restricted  shares at $1.05 per share (based on 01/24/03
   stock  price) -  to TN CAPITAL EQUITIES - for one-time placement agent fee             03/31/03        9,524    $ 10,000.00

Issuance of 142,858 restricted shares at $0.35 per share - private offering(b)            03/31/03      142,858    $ 50,000.00

Issuance of 200,000 restricted shares at $0.35 per share - Equitilink LLC - for public
   relations fee                                                                          03/31/03      200,000    $ 70,000.00

Issuance of 102,000 restricted shares at $0.35 per share - J. Pollack and Co.
   - for public relations fee (shares cancelled and returned 05/09/03)                    03/31/03      102,000    $ 35,700.00

Issuance of 10,000 restricted stock at $0.35 per share - interest expense to
   Daniel Sartori trust, Bruno Sartori trustee                                            04/04/03       10,000    $  3,500.00




(a) Health Express sold 345,000 shares of common stock and warrants to accredited investors, unaffiliated with Health Express, under Rule 505 of Regulation D of the Securities Act, for total proceeds of $258,750. The offering was terminated on July 17, 2002.

(b) During 2002, Health Express sold 642,858 shares of common stock to accredited investors, unaffiliated to Health Express, under Section 4(2) of the Securities Act at $ 0.35 per share for total proceeds of $225,000. During 2003, Health Express sold an additional 142,858 shares of common stock in this offering to Susan Greenfield also at $0.35 per share.


          On May 2, 2001, Health Express issued warrants to Rider Insurance Company to purchase 2,000,000 shares of common stock at an exercise price of $1.00. These warrants are exercisable for a period of ten years from May 2, 2001. On July 31, 2001, Health Express also issued warrants to Francorp, Inc. to purchase 38,000 shares of common stock in connection with Francorp's work on Health Express' franchise program. These warrants are exercisable at $2.00 per share and expire on July 31, 2006.

          On January 17, 2003, Health Express sold $250,000 of convertible debentures to Cornell Capital Partners, L.P. Cornell Capital Partners was the purchaser of the convertible debentures. These debentures accrue interest at a rate of 5% per year and mature three years from the issuance date. The debentures are convertible at the Cornell Capital Partners' option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. At maturity, Health Express has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the three lowest trading days of the five trading days immediately preceding the conversion date. Health Express has the right to redeem the debentures upon thirty days notice for 120% of the amount redeemed. Upon such redemption, Cornell Partners shall receive warrants equal to 10,000 shares of common stock for each $100,000 redeemed by Health Express with an exercise price equal to 120% of the closing bid price of the common stock on the closing date.

          On March 13, 2003, Health Express entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. This agreement also terminated an Equity Line of Credit Agreement dated January 16, 2003, with substantially identical terms except that the January agreement contained impermissible conditions. In addition, the warrant in the January agreement was terminated. The March 2003 agreement eliminated the impermissible conditions. Under the March agreement, Health Express may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Subject to certain conditions, Health Express will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 95% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $100,000, with no advance occurring within seven trading days of a prior advance. In addition, in each advance notice Health Express shall establish a minimum acceptable price, whereby the amount requested in the advance notice shall automatically decrease by 20% for each day of the five succeeding trading days that the closing bid price is below the minimum acceptable price. Cornell Capital Partners is entitled to a one-time commitment fee of $90,000, of which $75,000 has been paid in cash and the balance will be paid from the proceeds of the initial advance under the Equity Line of Credit. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. In addition, Health Express entered into a placement agent agreement with TN Capital Equities, Ltd., a registered broker-dealer. Pursuant to the placement agent agreement, Health Express paid TN Capital Equities, Ltd. a one-time placement agent fee of 9,524 shares of common stock equal to approximately $10,000 based on Health Express' stock price on January 24, 2003.

          On March 31, 2003, Equitilink, LLC an unaffiliated California limited liability company, entered into an agreement with Health Express under which Equitilink has agreed to provide public relations services to Health Express, including the development, implementation and maintenance of an ongoing program to increase the investment community's aware of Health Express. The agreement has a ten-month term. Equitilink is receiving 200,000 shares of Health Express' common stock.


          On March 31, 2003, J. Pollack & Company, Inc. is an unaffiliated Florida corporation that entered into an agreement with Health Express under which J. Pollack & Company, Inc. has agreed to provide public relations services to Health Express, including disseminating information and creating market awareness about Health Express. The agreement has a twelve-month term. J. Pollack & Company, Inc. received 102,000 shares for its services. J. Pollack & Company, Inc. was to also receive 120,000 shares of common stock, payable at 30,000 shares every third month after the effective date of this registration statement, as compensation under the agreement. Subsequently, on May 9, 2003, Health Express and J. Pollack terminated the agreement and J. Pollack returned the 102,000 shares of common stock to Health Express.

          On March 31, 2003, Susan Greenfield, a director of Health Express, purchased 142,858 shares of common stock at a price of $0.35 per share in a private placement pursuant to Section 4(2) of the Securities Act of 1933 that began in August 2002.


          With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Health Express so as to make an informed investment decision. More specifically, Health Express had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Health Express' securities.

EXHIBITS AND REPORTS ON FORM 8-K


          (a) EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM SB-2.


----------------------------------------------------------------------------------------------------------------------------------
EXHIBIT NO.           DESCRIPTION                                               LOCATION3.1
-------------        ---------------------------------------------------       ---------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
3.1                  Articles of Incorporation, as amended                     Incorporated by reference to Exhibit 2 to
                                                                               Health Express' Form 10-SB on October 6, 1999

3.2                  Bylaws                                                    Incorporated by reference to Exhibit 3(a) to
                                                                               Health Express' Form 10-SB  filed on October
                                                                               6, 1999

3.3                  Articles of Incorporation of Healthy Bites Grill of       Incorporated by reference to Exhibit 3(b) to
                     Boca, Inc.                                                Form 10-QSB filed on August 13, 2001

3.4                  Articles of Incorporation of Health Express Franchise     Incorporated by reference to Exhibit 3(b) to
                     Company                                                   Form 10-QSB filed on August 13, 2001

5.1                  Legal Opinion of Kirkpatrick & Lockhart LLP re:           Provided herewith
                     Legality

10.1                 Warrants for 38,000 shares issued to Francorp, Inc.       Incorporated by reference to Exhibit 4 to
                                                                               Form 10-QSB filed on August 13, 2001

10.2                 Warrants for 2,000,000 shares issued to Rider Insurance   Incorporated by reference to Exhibit 4 to
                     Company                                                   Form 10-QSB filed on August 13, 2001

10.3                 Lease between Health Express, Inc. and Saul Strachman     Incorporated by reference to Exhibit 10(a) to
                                                                               Health Express' Form 10-QSB on October 6, 1999

10.4                 Employment agreement of Bruno Sartori                     Incorporated by reference to Exhibit 10 to
                                                                               Health Express' Form 10-QSB filed on
                                                                               November 14, 2000

10.5                 Franchise Development Agreement with Francorp, Inc.       Incorporated by reference to Exhibit 10(c) to
                                                                               Form 10-QSB filed on August 13, 2001

10.6                 Lease between Healthy Bites Grill of Boca, Inc. and       Incorporated by reference to Exhibit 10 to
                     Lester M. Entin Associates                                Form 10-QSB filed on May 14, 2001

10.7                 Lease between Crown Diversified Industries and            Incorporated by reference to Exhibit 10 to
                     Health Express, In. dated May 2, 2002                     Form 10-QSB filed on May 15, 2002

10.8                 Standard Asset Purchase Contract and Receipt dated        Incorporated by reference to Exhibit 99.2 to
                     July 19, 2002                                             Form 8-k filed on October 9, 2002

10.9                 Fourth Addendum to Standard Asset Purchase                Incorporated by reference to Exhibit 99.3 to
                     Contract and Receipt dated September 23, 2002             Form 8-k filed on October 9, 2002

10.10                Addendum to Fourth Addendum to Standard Asset             Incorporated by reference to Exhibit 99.4 to
                     Purchase Contract and Receipt dated September 23,         Form 80k filed on October 9, 2002

----------------------------------------------------------------------------------------------------------------------------------
EXHIBIT NO.           DESCRIPTION                                               LOCATION3.1
-------------        ---------------------------------------------------       ---------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
10.11                Agreement between Health Express, Inc. and Roll-A-        Incorporated by reference to Exhibit 99.5 to
                     Round Real Roast Beef, Inc. dated September 23, 2002      Form 8-K filed on  October 9, 2002

10.12                Lease Amendment and Assignment Agreement dated            Incorporated by reference to Exhibit 99.6 to
                     September 18, 2002                                        Form 8-K filed on  October 9, 2002

10.13                Addendum to Lease Amendment and Assignment                Incorporated by reference to Exhibit 99.7 to
                     Agreement dated September 23, 2002                        Form 8-K filed on  October 9, 2002

10.14                Escrow Agreement dated September 23, 2002                 Incorporated by reference to Exhibit 99.8 to
                                                                               Form 8-K filed on  October 9, 2002

10.15                Franchise Agreement betwen Health Express                 Incorporated by reference to Exhibit 10.9 to
                     Franchise Company and Susan Greenfield                    Form 8-K filed on  March 26, 2003


10.16                Equity Line of Credit Agreement dated March 13,           Incorporated by reference to Exhibit 10.9 to
                     2003 between the Registrant and Cornell Capital           Amendment No. to Form 10-KSB filed on
                     Partners LP                                               April 21, 2003

10.17                Registration Rights Agreement dated March 13, 2003        Incorporated by reference to Exhibit 10.20 to
                     between the Registrant and Cornell Capital                Form 10-KSB filed on  March 26, 2003
                     Partner LP

10.18                Escrow Agreement dated March 13, 2003 among the           Incorporated by reference to Exhibit 10.21 to
                     Registrant, Cornell Capital Partners, LP, Butler          Form 10-KSB filed on  March 26, 2003
                     Gonzalez, LLP

10.19                Securities Purchase Agreement dated January 17,           Incorporated by reference to Exhibit 10.22 to
                     2003 among the Registrant and the Buyers                  Form 10-KSB filed on March 26, 2003

10.20                Escrow Agreement dated January 17, 2003 among th          Incorporated by reference to Exhibit 10.23 to
                     Registrant, the Buyers, and Butler Gonzalez, LLP          Form 10-KSB filed on March 26, 2003

10.21                Debenture Agreement Dated January 17, 2003                Incorporated by reference to Exhibit 10.24 to
                     betwen the Registrant and Cornell Capital                 Form 10-KSB filed on March 26, 2003
                     Partners LP

10.22                Investor Registration Rights Agreement dated              Incorporated by reference to Exhibit 10.25 to
                     March 13, 2003 between the Registrant and the Investors   Form 10-KSB filed on March 26, 2003

10.23                Placement Agent Agreement dated March 13, 2003            Incorporated by reference to Exhibit 10.26 to
                     among the Registrant, NT Capital Equities, Ltd. and       Form 10-KSB filed on March 26, 2003
                     Cornell Capital Partners LP

10.24                Employment Agreement of Douglas Baker                     Incorporated by reference to Exhibit 10.4 to
                                                                               Form 10-KSB filed on March 26, 2003

10.25                Employment Agreement of Marco D'Alonzo                    Incorporated by reference to Exhibit 10.5 to
                                                                               Form 10-KSB filed on March 26, 2003

10.26                Employment Agreement of Raymond Nevin                     Incorporated by reference to Exhibit 10.6 to
                                                                               Form 10-KSB filed on March 26, 2003

----------------------------------------------------------------------------------------------------------------------------------
EXHIBIT NO.           DESCRIPTION                                               LOCATION3.1
-------------        ---------------------------------------------------       ---------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

10.27                Agreement between Health Express USA, Inc. and J.         Incorporated by reference to Exhibit 10.27 to
                     Pollack & Company, Inc. dated March 31, 2003              Form SB-2 Registrtion Statement filed on
                                                                               April 4, 2003

10.28                Agreement between Health Express USA, Inc. and            Incorporated by reference to Exhibit 10.28 to
                     Equitilink, LLC dated March 31, 2003                      Form SB-2 Registration Statement filed on
                                                                               April 4, 2003

10.29                Agreement between Geoffrey Eiten and Health               Provided herewith
                     Express dated April 25, 2003

23.1                 Conset of Kirkpatrick & Lockhart LLP                      Incorporated by reference to Exhibit 5.1

23.2                 Consent of Ahearn, Jasco + Company, P.A.                  Provided herewith




         (b)      REPORTS ON FORM 8-K.

         Current Report on Form 8-K filed on October 9, 2002 pursuant to Item 5 (Other Events) reporting that on September 23, 2002, Health Express sold equipment and supplies that Health Express used at its restaurant in Fort Lauderdale Florida. It also reported that on August 23, 2002, Health Express terminated Russ Lo Bello as President of a subsidiary of Health Express and that on September 4, 2002, Bruno Sartori, Health Express's Chief Financial Officer, confirmed to the Board of Directors that as a result of the expiration of his employment agreement on August 31, 2002, he would no longer be Chief Financial Officer of Health Express effective September 1, 2002.


          Current Report on Form 8-K filed on May 15, 2003 pursuant to Item 5 (Other Events) reporting that as a result of a comment letter issued by the Securities and Exchange Commission ("SEC") on May 2, 2003 ("Comment Letter") in response to a Form SB-2 registration statement filed by Health Express USA, Inc. on April 4, 2003, Health Express will amend its SEC filings and restate its financial statements to reflect the closure of Health Express' Fort Lauderdale restaurant in September 2002 as "discontinued operations" beginning with the period ended September 29, 2002. The SEC has determined that the discontinued operations provisions included in SFAS No. 144 must be applied to the closure of Health Express' Fort Lauderdale restaurant in September 2002. Health Express had previously accounted for the closure of the Fort Lauderdale restaurant as part of the process of moving to the new Boca Raton facility; the effect of applying SFAS No. 144 will be to separate these events.

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i)  Include  any   pr ospectus  required   by  Sections 10(a)(3)
of the Securities Act of 1933 (the "Act");

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

       (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June 20, 2003.


HEALTH EXPRESS USA, INC.

June 20, 2003
                              By:      /s/ Douglas Baker
                                       ------------------------------------
                                       Douglas Baker,
                                       Chief Executive Officer and Director

June 20, 2003
                              By:      /s/ Patricia Durante
                                       ------------------------------------
                                       Patricia Durante,
                                       Chief Financial Officer
                                       Principal Accounting Officer


         Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated /s/ Marco D'Alonzo




/s/ MARCO D' ALONZO                              June 20 ,2003
---------------------------------------          ------------------------------
Chief Operating Officer                          Date
Secretary and Director



/s/ RAYMOND NEVIN                                June 20 ,2003
---------------------------------------          ------------------------------
President                                        Date




/s/ EDWARD MEYER                                 June 20 ,2003
---------------------------------------          ------------------------------
Director                                         Date




/s/ MARCO D' ALONZO                              June 20 ,2003
---------------------------------------          ------------------------------
Director                                         Date